UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS HOLDINGS L.P.

SPH GROUP HOLDINGS LLC

SPH GROUP LLC

STEEL PARTNERS HOLDINGS GP INC.

WEBFINANCIAL HOLDING CORPORATION

STEEL EXCEL, INC.

STEEL PARTNERS LTD.

WARREN G. LICHTENSTEIN

JAMES R. HENDERSON

TINA W. JONAS

JOANNE M. MAGUIRE

AUDREY A. MCNIFF

AIMEE J. NELSON

mark A. tucker

MARTIN TURCHIN

VICE ADMIRAL MATHIAS W. WINTER, USN (RET.)

HEIDI R. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SPH GROUP HOLDINGS LLC

June 3, 2022

Dear Fellow Stockholders:

SPH Group Holdings LLC, a Delaware limited liability company (together with its affiliates, the “Steel Partners Group” or “we”), is one of the largest stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet” or the “Company”), and together with the other participants in this solicitation beneficially owns approximately 5.6% of the outstanding shares of the Company’s common stock. We are seeking your support at the Company’s upcoming special meeting of stockholders (the “Special Meeting”) to elect our eight highly qualified nominees to the Company’s Board of Directors (the “Board”).

Our Company is at a crossroads, with an evenly-divided, eight-member Board that is currently deadlocked on a number of key issues. The Special Meeting represents a crucial opportunity for Aerojet stockholders to break this deadlock and set our Company on the right path with the right leadership for unlocking significant value for the stockholders. This is a critically important, formative time for Aerojet. The Company has enormous potential, possessing a world-class asset base and high-quality workforce, yet its progress has been stymied by Aerojet’s current Chief Executive Officer Eileen P. Drake, who is ill-suited to tackle the key challenges ahead – improved operating execution, effective capital allocation, and communicating and implementing a clear vision for forging ahead as a leader in the aerospace and defense industry. Most notably, we believe Ms. Drake has failed stockholders by not effectively planning for the scenario in which the Lockheed Martin Corporation (“Lockheed”) transaction could not be consummated. Aerojet’s Executive Chairman Warren Lichtenstein, on the other hand, anticipated the regulatory risks presented by the Lockheed deal and pressed for substantive contingency planning so that the Company could move forward from a position of strength in the event the Lockheed deal was not consummated – only to be rebuffed by Ms. Drake.

The Special Meeting will allow stockholders to resolve the current Board deadlock by electing a new Board of eight directors to guide the Company on the path forward. We have nominated a slate of eight directors (collectively, the “Steel Nominees”) with the right mix of institutional knowledge, aerospace and defense industry experience, financial and business acumen, alignment of interests and fresh viewpoints required to substantially enhance the value of your investment. If elected, the Steel Nominees are committed to implementing a systematic operating plan to improve financial and operating performance while pursuing a transparent and comprehensive review of strategic alternatives to maximize stockholder value. Importantly, we also have identified a candidate to serve as the Company’s next CEO – Mark Tucker, the former Chief Operating Officer of Aerojet, who has more than three decades of executive leadership experience in the sector, and who has the financial expertise, business experience, and foresight that the Company needs. If elected to the Board, the Steel Nominees will seek to provide the Company the new leadership it desperately needs and pursue a plan to improve the Company’s capital structure and capital allocation and meaningfully improve the financial and operational performance of Aerojet’s Defense and Space units.

The Steel Partners Group has been a substantial, long-term owner in Aerojet for nearly two decades. Mr. Lichtenstein, an affiliate of the Steel Partners Group who has served as a director since 2008, as Chairman from 2013 to 2016, and as Executive Chairman since 2016, has overseen a 130% increase in the Company’s stock price during his tenure as Executive Chairman. Our interests are aligned with the best interests of all Aerojet stockholders, and have always been.

At the Special Meeting, stockholders are being asked to vote on proposals to reconstitute the Board, with competing slates of eight candidates proposed by each of the Steel Partners Group and by the so-called “Committee for Aerojet Rocketdyne Shareholders and Value Maximization” led by Ms. Drake (the “Drake Committee”). We have nominated the eight Steel Nominees, and we will be soliciting proxies to elect the Steel Nominees to the Board at the Special Meeting. Ms. Drake has nominated her own slate of eight director candidates, and the Drake Committee has issued its own set of proxy materials seeking to elect her candidates at the Special Meeting, as well as a notice of meeting including a record date, meeting date and meeting location for the Special Meeting.

We urge stockholders to vote “FOR” the removal of all eight existing members of the Board (the “Incumbent Directors”), “FOR ALL” on the election of the eight Steel Nominees and “ABSTAIN” on the proposal to adjourn the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the removal of the Incumbent Directors or the election of the Steel Nominees.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today. The attached Proxy Statement and the enclosed GREEN proxy card are first being furnished to Aerojet stockholders on or about June 3, 2022.

If you have already voted on the Drake Committee’s white proxy card, you have every right to change your vote by signing, dating and returning a later dated GREEN proxy card or by voting in person at the Special Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

/s/ Warren G. Lichtenstein

SPH Group Holdings LLC
Warren G. Lichtenstein

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of the Steel Partners Group’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

SPECIAL MEETING OF STOCKHOLDERS

OF

Aerojet Rocketdyne Holdings, Inc.

_________________________

PROXY STATEMENT
OF
SPH GROUP HOLDINGS LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings” and, together with its affiliates named herein, the “Steel Partners Group” or “we”), is one of the largest stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet” or the “Company”), and together with the other participants in this solicitation beneficially owns an aggregate of 4,475,927 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), constituting approximately 5.6% of the shares of Common Stock outstanding. This Proxy Statement and the enclosed GREEN proxy card are being furnished to Aerojet stockholders on or about June 3, 2022.

We are seeking your vote at the Company’s upcoming special meeting of stockholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of stockholders held in lieu thereof, the “Special Meeting”) with respect to the following proposals:

1.	Removal Proposal: remove all eight members of the Company’s Board of Directors (the “Board”), subject to the concurrent election of a new Board pursuant to the Election Proposal (the “Removal Proposal”);
2.	Election Proposal: subject to the concurrent approval of the Removal Proposal, elect a new eight-member Board (the “Election Proposal); and
3.	Adjournment Proposal: the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Removal Proposal or the Election Proposal (the “Adjournment Proposal”).

We refer to the Removal Proposal, the Election Proposal and the Adjournment Proposal collectively as the “Proposals.”

The Special Meeting has been called at the request of the so-called “Committee for Aerojet Rocketdyne Shareholders and Value Maximization” led by Eileen P. Drake, Aerojet’s current Chief Executive Officer (such committee, the “Drake Committee”). The Drake Committee issued a notice of meeting stating that the Special Meeting will be held at 9:00 a.m., local time, on June 30, 2022, at The Portofino Hotel & Marina, 260 Portofino Way, Redondo Beach, CA, and that the record date for determining stockholders entitled to notice of and to vote at the Special Meeting will be the close of business on May 31, 2022 (the “Record Date”). Our nomination of candidates for election to the Board at the Special Meeting and this Proxy Statement shall in no way be construed as an admission that the calling of the Special Meeting or any matters in connection therewith, including but not limited to the setting of a record date, meeting date or meeting location, are legal, valid or binding, and we reserve all rights to the maximum extent we are permitted to do so under applicable law to challenge any or all of the foregoing.

At the Special Meeting, the Company’s stockholders are being asked to vote on the composition of a new eight-member Board. We have nominated eight highly qualified director candidates, Warren G. Lichtenstein, Tina W. Jonas, Joanne M. Maguire, Aimee J. Nelson, Mark A. Tucker, Martin Turchin, Vice Admiral Mathias W. Winter, USN (Ret.) and Heidi R. Wood (collectively, the “Steel Nominees”), for election to the Board at the Special Meeting, and we will be soliciting proxies to elect the Steel Nominees to the Board at the Special Meeting. Ms. Drake has nominated her own slate of eight director candidates, including four current directors and four new candidates (the “Drake Nominees”). The Drake Committee has issued its own set of proxy materials seeking to elect the Drake Nominees at the Special Meeting.

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This Proxy Statement is soliciting proxies to elect the Steel Partners Group’s eight Steel Nominees and not any of the Drake Nominees. Accordingly, the enclosed GREEN proxy card does not confer voting power with respect to any of the Drake Nominees. Stockholders who return the GREEN proxy card will only be able to vote for our eight Steel Nominees and will not have the opportunity to vote for any of the Drake Nominees. You can only vote for the Drake Nominees by signing and returning a proxy card provided by the Drake Committee. Stockholders should refer to the Drake Committee’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Drake Nominees.

If at least five of our Steel Nominees are elected, they will constitute a majority of the Board. There is no assurance that any of the Drake Nominees will serve as directors if all or some of our Steel Nominees are elected. If fewer than five of our Steel Nominees are elected, they will comprise less than a majority of the Board and there can be no guarantee that our Steel Nominees will be able to implement the actions that they believe are necessary to enhance stockholder value. We believe the election of our Steel Nominees is an important step toward enhanced value creation at the Company.

As of the date of this Proxy Statement, SPHG Holdings, together with Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), WebFinancial Holding Corporation, a Delaware corporation (“WebFinancial”), Steel Excel, Inc., a Delaware corporation (“Steel Excel”), Steel Partners, Ltd., a Delaware corporation (“SPL”), Warren G. Lichtenstein (collectively, the “Steel Partners Group”), each of the other Steel Nominees, Audrey A. McNiff and James R. Henderson (together with the Steel Partners Group, the “Participants” and each a “Participant”), collectively beneficially own 4,475,927 shares of Common Stock (the “Steel Group Shares”). We intend to vote the Steel Group Shares “FOR” the Removal Proposal, “FOR ALL” on the Election Proposal, and “ABSTAIN” on the Adjournment Proposal.

While we currently intend to vote all of the Steel Group Shares in favor of the election of all the Steel Nominees, we reserve the right to vote some or all of the Steel Group Shares for some or all of the Drake Nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only consider voting some or all of the Steel Group Shares for some or all of the Drake Nominees in the event it were to become apparent to us, based on the projected voting results at such time, that fewer than all eight Steel Nominees would be elected at the Special Meeting or that change of control provisions in Company contracts would be triggered that would negatively impact the Company, and that by voting the Steel Group Shares we could help elect the Drake Nominees that we believe are the most qualified to serve as directors, and if applicable not trigger a change of control negatively impacting the Company, and thus help achieve a Board composition that we believe is in the best interest of all stockholders.

Stockholders should understand, however, that all shares of Common Stock represented by the enclosed GREEN proxy card will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted in accordance with the recommendations specified therein.

The mailing address of the principal executive offices of the Company is 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were approximately 80,468,318 shares of Common Stock outstanding and entitled to vote at the Special Meeting (which number is included in the Company’s Form 10-K/A filed with the SEC on May 2, 2022 (the “Form 10-K/A”)).

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THIS SOLICITATION IS BEING MADE BY THE STEEL PARTNERS GROUP AND THE OTHER PARTICIPANTS IN THEIR INDIVIDUAL CAPACITY AND NOT BY OR ON BEHALF OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE STEEL PARTNERS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE EIGHT STEEL NOMINEES.

IF YOU HAVE ALREADY VOTED ON THE WHITE PROXY CARD FURNISHED BY THE DRAKE COMMITTEE, YOU HAVE EVERY RIGHT TO REVOKE THAT PROXY AND CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING A LATER DATED GREEN PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting—This Proxy Statement and our GREEN proxy card are available at

www.SaveAerojet.com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. We urge you to sign, date, and return the enclosed GREEN proxy card today to vote “FOR ALL” on the election of the eight Steel Nominees and in accordance with the Steel Partners Group’s recommendations on the other proposals on the agenda for the Special Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to the Steel Partners Group, c/o Okapi Partners LLC (“Okapi Partners”) in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any white proxy card you receive from the Drake Committee. Even if you return the Drake Committee’s white proxy card marked “against” the election of the Drake Nominees, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our eight Steel Nominees only on our GREEN proxy card. So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of the Steel Partners Group’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

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BACKGROUND OF THE SOLICITATION

▪	We began acquiring shares of Common Stock of Aerojet in September 2000.

▪

On December 12, 2002, we filed our first Schedule 13D with respect to Aerojet, reporting ownership of approximately 6.2% of the outstanding shares of Common Stock. Since then we have been a significant stockholder of Aerojet, owning as much as approximately 14.2% of the outstanding shares in 2008 and currently owning approximately 5.6% of the outstanding shares with the other Participants in this solicitation.

▪	On March 5, 2008, Mr. Lichtenstein, the current Executive Chairman of Steel Holdings, joined the Board of Aerojet, at which time Aerojet’s share price closed at $10.59 per share with an equity market capitalization of approximately $600 million. Mr. Lichtenstein has remained a member of the Board for the past 14 years.

▪	On March 27, 2013, Mr. Lichtenstein was appointed Chairman of the Board of Aerojet, at which time the Company’s share price closed at $13.36 per share with an equity market capitalization of approximately $814 million. Mr. Lichtenstein has served as the Company’s Chairman of the Board and later Executive Chairman for the past 9 years.

▪	In March 2015, as a direct result of Mr. Lichtenstein’s recruitment, Eileen Drake was hired for the role of Aerojet’s Chief Operating Officer. In May 2015, Ms. Drake was appointed Chief Executive Officer of the Company. Ms. Drake’s employment agreement provides that she “shall report directly to the Board and the Chairman of the Board” and that she “agrees to carry out and abide by all lawful directions of the Board and the Chairman of the Board that are consistent with her position as Chief Executive Officer.”

▪	On June 24, 2016, Mr. Lichtenstein was appointed Executive Chairman of the Board, which is an executive officer position. The Board believed this structure was advantageous for the Company as Mr. Lichtenstein’s financial acumen, knowledge of the Company, and business contacts were valuable as an executive in a management capacity. On this date, Aerojet’s share price closed at $17.76 per share with an equity market capitalization of approximately $1.14 billion.

▪	In early 2020, Mr. Lichtenstein approached Lockheed Martin Corporation (“Lockheed”) to assess Lockheed’s interest in selling its position in the United Launch Alliance, a joint venture between Lockheed and Boeing, to Aerojet. Although these talks did not bear fruit, they led Mr. Lichtenstein to propose that Lockheed consider purchasing the Company.

▪	Months of negotiations ensued, during which the parties exchanged price terms for a potential business combination of Aerojet and Lockheed. During the negotiations, Mr. Lichtenstein pressed Ms. Drake and her management team to shop the possible deal to other bidders, but Ms. Drake resisted Mr. Lichtenstein’s advice and guidance and myopically focused on the Lockheed transaction.

▪	On July 1, 2020, Lockheed first proposed an all-cash merger that valued Aerojet at $47.50 per share. Lockheed’s subsequent bid rose to $52 per share in August 2020 and eventually rose to $56 per share in October 2020.

▪	In the past, Ms. Drake had adamantly insisted that an offer price as low as $56 per share would be unsatisfactory for the sale of Aerojet. However, in October 2020, faced with the prospect of an offer at that price, an offer that would personally net Ms. Drake approximately $25 million as a result of the change of control provisions in her employment agreement, she abruptly changed her tune and instead insisted that the $56 per share price should be accepted. Ms. Drake helped justify her change of position by downwardly revising the Company’s projections.

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▪	In October 2020, Ms. Drake met with the full Board outside of Mr. Lichtenstein’s presence. At the meeting, Ms. Drake told the Board that, if they did not approve the Lockheed merger, she would leave and take Aerojet’s management team with her, and the Board would be in litigation for the rest of their lives. Although Mr. Lichtenstein was not present at the meeting, he heard about these threats from several other directors of the Board, who were deeply troubled by Ms. Drake’s conduct.

▪	Mr. Lichtenstein, consistent with his role as Executive Chairman, pressed Ms. Drake to negotiate a better deal, one that included a higher price and better non-price terms, such as a reverse termination fee and a “ticking” fee. Nonetheless, Ms. Drake steadfastly refused Mr. Lichtenstein’s requests to press for more.

▪	Mr. Lichtenstein, concerned about these developments, pressed management for more information. Instead, management, at Ms. Drake’s behest, became less and less transparent, as Ms. Drake became more determined to close a transaction with Lockheed.

▪	On November 12, 2020, Lockheed advised Aerojet that the $56 per share price was Lockheed’s best and final offer.

▪	On November 13, 2020, the Board met and agreed to move forward with negotiating an all-cash merger transaction with Lockheed at its $56 per share price. In the days that ensued, the parties traded proposals regarding the non-economic terms of the deal, with Mr. Lichtenstein pushing Ms. Drake to try for better non-economic terms.

▪	On December 19, 2020, the Board voted unanimously in favor of the transaction. Although Mr. Lichtenstein had pushed Ms. Drake, as the principal negotiator for Aerojet, to insist on certain better deal terms, he believed the merger was beneficial to stockholders and supported it. In essence, Mr. Lichtenstein viewed the proposed merger to be the best transaction then available to the stockholders in light of what he viewed as Ms. Drake’s mishandling of the negotiations.

▪	On December 20, 2020, Aerojet signed a merger agreement with Lockheed (the “Merger Agreement”). Aerojet issued a press release announcing Lockheed’s proposed acquisition of the Company in an all-cash transaction with a total equity value of $5.0 billion (subject to regulatory approval from the Federal Trade Commission (“FTC”)) and that stockholders would receive $56 per share with a one-time dividend payment of $5.00 to be paid to Aerojet securityholders – a dividend that Mr. Lichtenstein insisted upon.

▪	On March 9, 2021, Aerojet’s stockholders voted to approve the Merger Agreement.

▪	Within days of stockholder approval, the trading price for Aerojet shares fell to $42 per share – approximately 25% below the deal price, which Mr. Lichtenstein believed reflected doubt among market participants that the merger would gain regulatory approval.

▪	By August 2021, five months after the transaction received stockholder approval, the transaction had not received the requisite FTC approval.

▪	In the meantime, Ms. Drake rebuffed Mr. Lichtenstein’s efforts to discuss what would happen in the absence of regulatory approval and simultaneously grew evasive about her own plans if a deal did not close. As recently as July 2020, less than one year prior, Ms. Drake had signaled that she was unsure of whether she would remain as CEO, a threat that she repeated in October 2020, when Board approval of the transaction remained in doubt. Thus, as regulatory risk of a failed transaction continued to loom over Aerojet in 2021, so too did the question of whether Ms. Drake would remain with the Company in the event the transaction failed to close.

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▪	Ms. Drake repeatedly refused to meet with Mr. Lichtenstein. For example, on August 19, 2021, Aerojet’s in-house counsel informed Mr. Lichtenstein that Ms. Drake refused to meet “one on one” with Mr. Lichtenstein. Mr. Lichtenstein informed the Board of this.

▪	In September 2021, the Board met without Ms. Drake to address her refusal to communicate with Mr. Lichtenstein. At this meeting, the Board members, including General Kevin P. Chilton, General Lance W. Lord and Thomas A. Corcoran (“Drake’s Faction”), unanimously agreed that Ms. Drake’s refusal to communicate with Mr. Lichtenstein constituted insubordination. Mr. Corcoran said he was willing to tell this to Ms. Drake and to reiterate that she should comply with the governance guidelines. Furthermore, General Lord agreed to contact Ms. Drake and tell her that she was being insubordinate and to offer to facilitate better communications between Ms. Drake and the Board. Mr. Lichtenstein subsequently heard from General Lord that Ms. Drake refused General Lord’s offer.

▪	In October 2021, during a meeting of the Board’s Organization and Compensation Committee (the “Organization and Compensation Committee”), Ms. Drake told the committee that a number of executives in management were planning to leave the Company if the Lockheed merger did not close. Ms. Drake claimed to be undecided about her own future plans.

▪	Mr. Lichtenstein grew concerned that regulatory approval would not be secured and that Aerojet should engage in meaningful contingency planning: making plans for the increasingly likely chance that the FTC would block the merger.

▪	In the ensuing months, Mr. Lichtenstein, alongside several other directors, continued to push for responsible and necessary contingency planning so that Aerojet would have a go-forward plan in the increasingly likely event that the merger failed to receive regulatory approval.

▪	Ms. Drake continued to deny the prospect that the deal would not close and rejected Mr. Lichtenstein’s attempts to pursue contingency planning. Ms. Drake and her management team made the spurious claim that meaningful contingency planning would violate the Merger Agreement. For example, on August 19, 2021, Aerojet’s in-house counsel emailed Mr. Lichtenstein a “summary of our obligations and restrictions under the Merger Agreement” and indicated that “internal contingency planning . . . is premature and comes with some risk.” His email further warned that a “foot-fault” could “trigger termination rights for LMC or even break-up fees.” Two weeks later, Ms. Drake, alongside management, provided a status report referencing a publicly available article speculating that the FTC was planning to file a complaint to halt the merger. The article was consistent with market data reflecting stockholder sentiment that regulatory approval would not be obtained. Nonetheless, Ms. Drake refused to acknowledge that data, instead writing that “We believe this speculation is inaccurate,” and advising that she “anticipate[d] that the transaction will close in Q4 2021.” In a “memorandum for record,” Ms. Drake claimed that Mr. Lichtenstein’s focus on contingency plans would somehow subject Aerojet to derivative litigation if the merger did not close.

▪	In December 2021, at an Organization and Compensation Committee meeting, General Chilton excused Mr. Lichtenstein for an executive session. Ms. Drake then told the committee that certain Aerojet executives were planning to leave the Company if the Lockheed merger did not close. Ms. Drake claimed to be undecided about her own future plans. Mr. Turchin subsequently asked General Chilton to engage Korn Ferry to conduct an executive search for replacements for the members of management who planned to leave.

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▪	Mr. Lichtenstein, along with several other Board members, continued to press Ms. Drake and other members of the Board to engage in meaningful contingency planning. It was in the wake of these efforts that Ms. Drake demanded the Company conduct an internal investigation against Mr. Lichtenstein (the “Internal Investigation”).

▪	At the end of January 2022, Ms. Drake asked to start negotiating a severance package and golden parachute. Specifically, Aerojet’s in-house counsel contacted Mr. Turchin and Ms. McNiff about a severance package for Ms. Drake, who relayed this information to Mr. Lichtenstein. Aerojet’s in-house counsel then delivered a memorandum with Ms. Drake’s demands to General Chilton. Mr. Lichtenstein then discussed Ms. Drake’s demands with General Chilton.

▪	On January 21, 2022, Mr. Corcoran, who is one of the Drake Nominees, emailed Mr. Lichtenstein, writing “I have independently decided, for personal reasons, not to seek re-election for another term and plan to inform the Board of that decision in due course.”

▪	On January 24, 2022, Mr. Lichtenstein convened a special meeting of the Board. One agenda item of the special meeting was the nomination of directors for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Mr. Lichtenstein shared a proposal in advance of the special meeting under which the Board would nominate seven incumbent directors, leaving out Mr. Corcoran as per his January 21 email to Mr. Lichtenstein expressing his desire not to stand for re-election. Ms. Drake advised the Board that it should not act on the proposal until the next Board meeting in February 2022, when a committee of the Board might review the matter. Drake’s Faction indicated their support for Ms. Drake’s suggestion. As a result, Mr. Lichtenstein withdrew his proposal. However, the deadline by which stockholders were required to submit nominations of directors for election at the 2022 Annual Meeting under the Bylaws was February 5, 2022. Mr. Lichtenstein believes Ms. Drake’s request that a committee consider Board candidates after the nomination deadline was intended to give Ms. Drake and Drake’s Faction the upper hand by delaying until it was too late for Mr. Lichtenstein and the Steel Partners Group to exercise their stockholder rights.

▪	On January 25, 2022, the FTC unanimously rejected the Lockheed merger, bringing suit to block the transaction.

▪	On January 26, 2022, Mr. Lichtenstein called a second special meeting of the Board again proposing that the Board nominate seven incumbent directors at the 2022 Annual Meeting, leaving out Mr. Corcoran. He also proposed that after the 2022 Annual Meeting the Board would expand and add two diverse directors. He further offered to forego Steel Holdings’ right to submit its own nominations in the event Aerojet accepted this proposal. Ms. Drake and Drake’s Faction rejected this proposal.

▪	On January 28, 2022, SPHG Holdings delivered a notice of nomination (the “Steel Annual Meeting Nomination”) to Aerojet nominating seven director candidates for election to the Board at the 2022 Annual Meeting consisting of four of the current eight existing Aerojet directors – Mr. Lichtenstein, James R. Henderson, Audrey A. McNiff and Martin Turchin – and three new highly-qualified independent candidates – Aimee J. Nelson, Joanne M. Maguire and Heidi R. Wood (collectively, the “Steel Annual Meeting Nominees”). At or about that same time, Mr. Lichtenstein advocated to the Board that the 2022 Annual Meeting should be held no later than May 4, 2022. Mr. Lichtenstein continued his effort to reach a compromise with the Board.

▪	On January 30, 2022, Aerojet’s six independent directors met and reached an agreement in principle on a compromise slate Steel Holdings had originally proposed, subject to agreement among the parties’ lawyers on certain details and definitive documentation. Shortly thereafter, Ms. Drake scuttled the slate, asserting that aspects of this proposal were unacceptable and any agreement between Aerojet and the Steel Partners Group required Lockheed’s consent. Even though a representative of the Steel Partners Group suggested that Aerojet reach out to Lockheed for such consent, certain representatives of Ms. Drake and Drake’s Faction declined to do so.

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▪	On February 2, 2022, Ms. Drake, General Chilton, General Lord and Mr. Corcoran (the “Drake Directors”) co-opted Aerojet’s press and disclosure functions. Without consulting the Board and in violation of Aerojet policy and the Board’s prior instructions, the Drake Directors caused the Company to issue an unauthorized press release and Form 8-K commenting, purportedly on behalf of the Company, on the Steel Annual Meeting Nomination in a partisan and defamatory manner and for the first time publicly revealing the Internal Investigation. Immediately realizing the press release was unauthorized, Mr. Lichtenstein demanded an explanation but the Drake Directors refused to provide one. The Drake Directors’ activities served as grounds for the granting of a temporary restraining order with respect to their ability to act on behalf of the Company as discussed in detail below.

▪	On February 4, 2022, a special meeting of the Board was held where separate proposals by Mr. Lichtenstein and Mr. Corcoran were presented to govern the 2022 Annual Meeting:

o	Mr. Lichtenstein proposed resolutions that included waiving Aerojet’s advance notice deadline for submission of director nominations to permit Ms. Drake the opportunity to nominate director candidates, confirming that the Company remain neutral in the current dispute and specifying that no one would be permitted to speak on behalf of the Company or use its resources to support the election of either side.

o	Mr. Corcoran presented resolutions proposed by Drake’s Faction that if approved would have delegated to a new committee consisting of Drake’s Faction the power to speak on behalf of Aerojet in connection with the upcoming election, exercise all the power and authority of the Board in connection with the Merger Agreement and issue public filings on behalf of the Company, whether or not those filings were related to the election or the 2022 Annual Meeting.

Both proposals failed to carry.

▪	On February 7, 2022, Messrs. Lichtenstein, Henderson and Turchin and Ms. McNiff (the “Lichtenstein Directors”) filed suit in the Court of Chancery of the State of Delaware (the “Court”) seeking, among other things, declaratory and injunctive relief (the “Neutrality Suit”) to prevent and remedy various unauthorized actions and misuse of corporate assets by or on behalf of the Drake Directors over matters relating to the Steel Annual Meeting Nomination.

▪	Concurrent with the Neutrality Suit, the Lichtenstein Directors moved for a temporary restraining order (the “TRO”) to prevent the Drake Directors from making any public statements in the name of or on behalf of Aerojet without proper authorization and from using Company resources to support or oppose any candidate for election at the 2022 Annual Meeting while the Board remained evenly divided.

▪	On February 11, 2022, the Drake Directors brought a lawsuit directly, derivatively and purportedly by Aerojet, against the Lichtenstein Directors and SPHG Holdings in the Delaware Court of Chancery (the “Counter-Suit”). The Counter-Suit alleged claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty and a violation of Aerojet’s advance-notice bylaws.

▪	On February 11, 2022, the Drake Directors opposed the Lichtenstein Directors’ motion for a TRO to enforce corporate neutrality in light of the evenly divided Board and argued, among other things, that Ms. Drake had “inherent executive authority” to spend corporate resources fighting Mr. Lichtenstein and his slate of nominees without Board authorization.

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▪	On February 13, 2022, Lockheed terminated the Merger Agreement.

▪	On February 15, 2022, the Court granted the Lichtenstein Directors’ TRO subject to certain modifications and directed the parties to submit an implementing order.

▪	On February 18, 2022, the Drake Directors represented to the Court that they did “not have the resources to fund a proxy contest” and proposed that the Court order Aerojet to provide them with $10 million to fund the costs, fees and expenses of a proxy contest, with an equal amount provided to the Lichtenstein Directors.

▪	On February 23, 2022, the Court issued a letter opinion granting the Lichtenstein Directors’ proposed order and rejecting the Drake Directors’ proposed order. The Court order imposes the following prohibitions so long as the Board is evenly divided regarding the election contest:

o	None of the directors nor any of Aerojet’s officers, employees or anyone purporting to act on the Company’s behalf may make any public statement, issue any press release or make any disclosure on behalf of the Company in support of the election efforts of any candidate for election at the 2022 Annual Meeting without the prior written approval of the Board or a duly authorized committee; and

o	None of the directors nor any of Aerojet’s officers, employees or anyone purporting to act on the Company’s behalf may use Company funds or other Company resources in support of the election efforts of any candidate for election at the 2022 Annual Meeting without the prior written approval of the Board or a duly authorized committee.

The Court order also extended the deadline for submitting director nominations imposed by Aerojet’s advance-notice bylaw solely to the extent necessary to permit the Drake Directors to nominate a competing slate of directors on or before February 28, 2022 if they chose to do so – an extension offered by the Lichtenstein Directors to ensure a fair and neutral contest.

▪	On February 24, 2022, the Steel Partners Group issued a press release and open letter to stockholders of Aerojet disclosing that the Court granted the TRO prohibiting the Drake Directors from using the Company’s resources to advance their personal positions on the Board in connection with the election contest. The open letter also provided stockholders with context and clarity on the Steel Partners Group’s decision to spend its own resources to nominate directors.

▪	On February 25, 2022, the Court entered an order consolidating the lawsuit brought by the Lichtenstein Directors with the lawsuit brought by the Drake Directors and expedited the schedule, setting trial for May 23-25, 2022 (the “Trial”).

▪	On February 28, 2022, Ms. Drake nominated the Drake Nominees for election to the Board at the 2022 Annual Meeting.

•	On March 7, 2022, the Drake Directors voluntarily dismissed the direct and derivative claims they had previously asserted against the Lichtenstein Directors and SPHG Holdings.

•	On March 7, 2022, the Drake Directors filed a Motion for Entry of Final Order and Judgment seeking entry of judgment against themselves limited to the TRO.

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•	On March 8, 2022, the Lichtenstein Directors filed a Motion to Enforce the TRO, citing the Drake Directors’ failure to comply with the Order.

•	On March 13, 2022, the Lichtenstein Directors filed a Motion for Leave to Supplement their Complaint to include additional allegations regarding misuse of corporate resources.

•	On March 14, 2022, the Steel Partners Group issued a press release and open letter to Aerojet’s stockholders that outlined its case for change at the Company and its belief that the Drake Directors, particularly Ms. Drake as the Chief Executive Officer of the Company, failed stockholders over the past year by not effectively planning for a world in which the Lockheed transaction did not go through.

•	On March 22, 2022, the Court denied the Drake Directors’ Motion for Entry of Final Order and Judgment, entered the Lichtenstein Directors’ Motion to Enforce the TRO and granted the Lichtenstein Directors’ Motion for Leave to Supplement their Complaint.

•	On March 22, 2022, the Lichtenstein Directors filed their Verified Supplement to Complaint (the “Supplemental Complaint”), alleging, among other things, that the Drake Directors had violated the TRO by selecting Company counsel for the 2022 Annual Meeting unilaterally and by failing to permit the retention of neutral counsel, including the retention of a law firm that several of the Drake Directors had previously agreed was well suited to act as neutral counsel.

•	On April 5, 2022, Mr. Lichtenstein and Steel Holdings notified the FTC and Department of Justice of an intent to purchase additional shares of Aerojet under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). Thereafter, Mr. Lichtenstein repeatedly represented to the Drake Directors that his and Steel Holdings’ intention is, depending on market conditions, to acquire up to another 5% of Aerojet stock, and that he does not intend to acquire stock that would cause their beneficial ownership to exceed 15%. Mr. Lichtenstein also offered to agree that neither he nor Steel Holdings would buy or sell voting securities of the Company prior to the record date for the 2022 Annual Meeting, if Ms. Drake and other members of the Board would make the same commitment and agree to an orderly schedule for the meeting.

•	On April 15, 2022, the Drake Directors failed to produce documents in the Neutrality Suit. The Court later entered an order compelling the Drake Directors to produce documents that were wrongfully withheld.

•	On April 21, 2022, the Drake Directors filed an Answer, along with Counterclaims and a Third-Party Complaint (the “Counterclaims and TPC”), in response to the Lichtenstein Directors’ Complaint and Supplemental Complaint. The Counterclaims and TPC asserted claims against the Lichtenstein Directors, Steel Holdings, SPHG Holdings and Steel Holdings GP, as well as other three Steel Annual Meeting Nominees—Aimee J. Nelson, Joanne M. Maguire and Heidi R. Wood. The Counterclaims and TPC assert claims for breach of fiduciary duty, aiding and abetting fiduciary breaches and fraud.

•	On April 22, 2022, the Drake Committee announced it would commence a solicitation of consents to require Aerojet to hold a special meeting of stockholders on or about June 21, 2022 to elect a new Board. Under the Bylaws, a special meeting may be held if as few as 25% of the outstanding shares of Common Stock so request. Later that day, the Drake Committee filed a preliminary solicitation statement with the SEC (the “Special Meeting Consent Solicitation Statement”) seeking stockholder support to call the Special Meeting at which it would seek to remove all eight incumbent directors (including the Drake Directors) and then have themselves voted in as new directors.

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•	On April 26, 2022, Mr. Lichtenstein issued a press release and open letter to Aerojet stockholders expressing his serious concerns that Ms. Drake is pursuing a self-serving and unjustifiable takeover of the Board by way of calling the Special Meeting and without providing stockholders the opportunity to see evidence against her at the Trial over her alleged misuse of Aerojet resources to advance her personal interests in violation of Delaware law and the TRO. Mr. Lichtenstein reiterated his proposal to hold the 2022 Annual Meeting on June 27, 2022, within just one week of the date that Ms. Drake proposed for her Special Meeting, provided the Trial concluded by May 27, 2022.

•	On April 27, 2022, SPHG Holdings and Mr. Lichtenstein filed a Complaint in the United States District Court for the Central District of California naming the Drake Nominees as defendants (the “Federal Complaint”). The Federal Complaint alleges that the Special Meeting Consent Solicitation Statement, and other materials disseminated by the Drake Committee to Aerojet’s stockholders, contain false and misleading statements in violation of Section 14(a) of the Exchange Act and SEC Rule 14a-9 and seeks injunctive and declaratory relief.

•	On April 27, 2022, Mr. Lichtenstein issued a press release announcing the filing of the Federal Complaint and commented on its allegations regarding Ms. Drake’s ongoing efforts to mislead stockholders in violation of federal securities laws and her attempt to orchestrate a self-serving Board coup at her Special Meeting.

•	On April 29, 2022, the Drake Directors discontinued without prejudice their Counterclaims and TPC as to Mses. Nelson, Maguire and Wood.

•	On May 3, 2022, the Steel Holdings entities moved to dismiss the Counterclaims and TPC.

•	On May 3, 2022, the Drake Committee filed a definitive proxy statement with the SEC commencing its solicitation of consents required to hold the Special Meeting.

•	On May 4, 2022, Mr. Lichtenstein issued a press release calling upon the public release of the results of the Internal Investigation. Mr. Lichtenstein stated that because the Internal Investigation was complete, and because counsel for Ms. Drake had publicly mischaracterized the investigation, there was no longer any justifiable basis to keep the results a secret and stockholders should have the results available to them to make a fully informed decision about the future of the Company. Mr. Lichtenstein also reiterated his desire to hold the 2022 Annual Meeting on June 27, 2022, at which point stockholders would have been able to absorb critical information from the Trial for alleged misuse of corporate resources.

•	On May 11, 2022, Mr. Lichtenstein issued a press release commenting on Ms. Drake’s attempt to rush through a shareholder vote at her Special Meeting. In the press release, Mr. Lichtenstein also reiterated that he had made clear commitments that would enable Aerojet to hold the 2022 Annual Meeting within a short window after the Special Meeting would occur, at a time when shareholders would have the benefit of the evidence presented at the Trial of Ms. Drake for misuse of corporate resources.

•	On May 11, 2022, Mr. Lichtenstein issued a press release announcing his commitment to hold the 2022 Annual Meeting on July 12, 2022 as a firm date, and possibly as early as June 27, 2022 if the resolution of the Trial occurred on the anticipated timeline. Mr. Lichtenstein stated that he had privately communicated this proposal to Ms. Drake, which she rejected with no explanation. Mr. Lichtenstein also reiterated that the Special Meeting posed unnecessary risks and complications, including because shareholders were being asked to remove all current directors and elect Ms. Drake’s handpicked directors and that this would trigger change of control provisions for Ms. Drake and others, potentially costing Aerojet tens of millions of dollars.

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•	On May 16, 2022, Aerojet publicly disclosed in a Form 8-K a memorandum (the “Memorandum”) prepared by the Non-Management Committee of the Board (the “Non-Management Committee”) summarizing factual findings and results of the Internal Investigation undertaken by the Non-Management Committee. Shortly thereafter, Mr. Lichtenstein issued a press release highlighting the Non-Management Committee’s determination in the Memorandum that his conduct “did not constitute harassment or retaliation and was not improper under applicable company policies or law.” Mr. Lichtenstein also commented that he believes the outcome of the Internal Investigation further demonstrates that Ms. Drake’s false accusations reflected a personal agenda that lead to yet another example of her wasting Aerojet resources.

•	On May 16, 2022, the Drake Nominees filed a motion to dismiss the Federal Complaint contending that the claims were moot and that the Federal Complaint failed to state a claim.

•	On May 17, 2022, Mr. Lichtenstein issued a press release announcing the Steel Annual Meeting Nominees’ recruitment of Mark Tucker to serve as its candidate to replace Ms. Drake as the Company’s CEO. Mr. Lichtenstein stated that, if elected to the Board, the Steel Annual Meeting Nominees expect to take the steps necessary to appoint Mr. Tucker as CEO and task him with fortifying the management team and overseeing operational and financial improvements.

•	On May 17, 2022, according to an article published by law360, at a pre-Trial hearing Vice Chancellor Will stated that “‘It has been my preference through the duration of this case to have the [Trial] before the stockholder vote,’” and told counsel to the Drake Directors “‘if your clients have called a [Special Meeting] on June 21, I don't understand how I would have any time to issue a ruling if answering briefs are filed on June 10.’” According to the law360 article, counsel to the Drake Directors responded that the Special Meeting effort “was unlikely to lead to a meeting before June 27, leaving sufficient time for post-trial briefing and a ruling.”

•	On May 20, 2022, the Drake Committee filed with the SEC its preliminary proxy statement with respect to the Special Meeting.

•	On May 23, 2022, the Trial began.

•	On May 23, 2022, Mr. Lichtenstein issued a press release commenting on the Trial of Ms. Drake for misusing corporate resources that commenced that day in the Delaware Court of Chancery. Mr. Lichtenstein stated that he looked forward to demonstrating at the Trial that Ms. Drake and her allies misappropriated and unlawfully used corporate resources and violated the TRO and that stockholders will have the benefit of new information to be revealed at the Trial prior to voting in the election contest.

•	On May 24, 2022, the Steel Partners Group filed with the SEC a preliminary proxy statement with respect to the Special Meeting.

•	On May 25, 2022, the Trial concluded. The Court scheduled closing arguments for June 6, 2022 and indicated that it intended to issue a ruling by June 15, 2022.

•	On May 25, 2022, the Drake Committee issued a press release announcing that it had delivered to Aerojet a demand for the Special Meeting after purportedly receiving the consents from stockholders representing over 42% of the outstanding shares of Common Stock and that it was proceeding to the Special Meeting to be held on June 30, 2022 with a record date of May 31, 2022.

•	On May 26, 2022, Mr. Lichtenstein issued a press release commenting that the recently concluded Trial and recent events demonstrate that Ms. Drake no longer possesses the vital qualifications necessary to lead Aerojet and that in his view Ms. Drake’s continued leadership of the Company is the single biggest threat to stockholder value. Mr. Lichtenstein also encouraged stockholders to assess the experience and strength of CEO candidate Mark Tucker, who spent years as COO of Aerojet and previously held senior roles at Northrop Grumman.

•	On June 1, 2022, the Drake Committee filed with the SEC its definitive proxy statement with respect to the Special Meeting, as well as a notice of meeting including a record date of May 31, 2022, and meeting date of June 30, 2022, for the Special Meeting.

•	On June 2, 2022, SPHG Holdings delivered a notice of nomination to Aerojet nominating the Steel Nominees for election to the Board at the Special Meeting.

•	On June 2, 2022, the Steel Partners Group filed with the SEC a revised preliminary proxy statement with respect to the Special Meeting.

•	On June 3, 2022, the Steel Partners Group filed with the SEC this definitive proxy statement with respect to the Special Meeting.

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REASONS FOR THE SOLICITATION

WE URGE AEROJET STOCKHOLDERS TO BREAK THE DEADLOCK ON THE BOARD AND ELECT ALL EIGHT STEEL NOMINEES TO GIVE THE COMPANY LEADERSHIP WITH CREDIBILITY, RELEVANT EXPERIENCE AND A VIABLE VISION FOR VALUE CREATION.

Our Company is at a crossroads, with an evenly-divided, eight-member Board that is currently deadlocked on a number of key issues. The Special Meeting presents stockholders with an opportunity to break this deadlock by electing a new Board of eight directors able to guide the Company on the path forward.

Aerojet Executive Chairman Warren Lichtenstein, through his role as Executive Chairman of Steel Holdings, represents one of the Company’s largest long-term stockholders. Together with the other members of the Steel Partners Group and the other participants in this solicitation (collectively, the “Lichtenstein Group”), we are the owners of approximately 5.6% of Aerojet’s outstanding Common Stock. This sizable ownership stake and Mr. Lichtenstein’s track record of driving total stockholder returns of more than 250% during his nearly 15 years of service on the Board should signal the Lichtenstein Group’s strong alignment with fellow stockholders.

We believe Aerojet has enormous potential, possessing a world-class asset base and high-quality workforce. However, the Company’s current CEO Eileen P. Drake and her allies on the Board have stymied the Company’s progress. Ms. Drake failed stockholders by not effectively planning for Aerojet’s inability to close the Lockheed transaction, and has proven herself ill-suited to tackle Aerojet’s key challenges ahead – improved operating execution, effective capital allocation, and communicating and implementing a clear vision for forging ahead as a leader in the aerospace and defense industry. Aerojet’s Executive Chairman Warren Lichtenstein, on the other hand, anticipated the regulatory risks presented by the Lockheed deal and pressed for substantive contingency planning so that the Company could move forward from a position of strength in the event the Lockheed deal was not consummated – only to be rebuffed by Ms. Drake.

We have nominated eight highly qualified Steel Nominees as director candidates for election to the Board at the Special Meeting – Warren G. Lichtenstein, Tina W. Jonas, Joanne M. Maguire, Aimee J. Nelson, Mark A. Tucker, Martin Turchin, Vice Admiral Mathias W. Winter, USN (Ret.) and Heidi R. Wood. The Steel Nominees are running against the eight Drake Nominees nominated by Aerojet’s CEO Eileen Drake, including her three boardroom allies – Thomas Corcoran, Kevin Chilton and Lance Lord – Drake’s Faction.

We firmly believe the choice between the Steel Nominees and the Drake Nominees should come down to two simple factors: credibility and vision. When evaluated through that lens, we expect the right choice for stockholders will be clear. With respect to credibility, we feel that the Lichtenstein Group’s more than $150 million investment in the Company and record of advancing stockholders’ interests well before Ms. Drake arrived at Aerojet should speak for themselves. With respect to vision, we have been extremely proactive in communicating our commitment to implementing a systematic operating plan to improve financial performance while pursuing a transparent and comprehensive review of strategic alternatives. Importantly, we also have identified a potential candidate to serve as the Company’s next CEO – Mark Tucker, who previously served as the Company’s Chief Operating Officer during a period of tremendous growth, and we believe would be an ideal candidate to give the Company the new leadership it desperately needs.

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On the other hand, we believe stockholders must question whether Ms. Drake and Drake’s Faction on the Board have the credibility, qualifications, and vision necessary to preserve and enhance stockholder value at Aerojet. In our view, Ms. Drake and Drake’s Faction have failed stockholders over the past year-and-a-half by frustrating the Company’s ability to plan for a world in which the Lockheed transaction did not go through. We remain confounded by the fact that Ms. Drake and Drake’s Faction repeatedly ignored our calls for substantive contingency planning as regulatory headwinds mounted and it became clear the transaction was in jeopardy. We contend their inaction and lack of foresight have caused Aerojet to take a step backward and placed stockholders at great risk. In addition, Ms. Drake’s management team did not hit the 2021 financial targets laid out in the proxy statement associated with the transaction. We also believe that the Drake Faction’s apparently retaliatory Internal Investigation following our efforts to push management to conduct logical contingency planning, and self-serving utilization of Company resources during the run-up to the Special Meeting, have shown stockholders Ms. Drake’s willingness to further her personal interests at stockholders’ expense, and sapped her and the Drake Faction’s credibility as serving the best interests of Aerojet stockholders. That is why we had to seek, and the Court granted, a TRO to prevent Ms. Drake and her supporters from continuing to use Company resources for their campaign.

In light of these factors, we believe it is absolutely critical that stockholders vote to elect all eight Steel Nominees, who have the right mix of institutional knowledge, relevant experience, ownership perspectives and fresh viewpoints to move the Company forward. We believe the Steel Nominees also possess superior expertise in areas such as capital allocation, corporate governance, disclosures and finance, operations and strategic planning. We contend the best way for stockholders to protect and enhance their investment over the near-term and long-term is to elect all eight of the Steel Nominees to the Board at the Special Meeting.

WE BELIEVE MS. DRAKE AND DRAKE’S FACTION LACK CREDIBILITY, EXPERIENCE AND OWNERSHIP PERSPECTIVE, AND PRESENT A RISK TO STOCKHOLDER VALUE.

In our view, the single biggest risk to stockholder value right now is the Drake Committee’s misleading and self-serving attempt to entrench Ms. Drake in office and hijack leadership of the Company at the Special Meeting. We believe that, by seeking to elect the Drake Nominees, Ms. Drake is now trying to cement her position as Aerojet CEO without putting forth anything remotely resembling a viable plan and without providing stockholders sufficient opportunity to consider the results of an upcoming trial over her alleged misuse of corporate resources to advance her personal interests in violation of Delaware law and a TRO. In addition, Ms. Drake’s self-serving maneuver to remove the entire Board, including herself, and elect her handpicked Drake Nominees at the Special Meeting would trigger change of control provisions in her employment agreement, potentially putting her in a position to collect a significant windfall payment. A deemed change of control under certain of the Company’s material contracts also may have other material consequences for the Company.

We believe that Ms. Drake’s efforts to call the Special Meeting are only her latest steps taken to avoid accountability for the Company’s performance problems and for failing to engage in meaningful or timely contingency planning in the event the Lockheed merger fell through. In our view, these efforts and numerous other issues discussed below have sapped Ms. Drake’s credibility and shown that she is not fit to lead your Company.

•	Poor Contingency Planning – Ms. Drake neglected to engage in meaningful contingency planning over the course of 2021 as the Lockheed transaction faced months of mounting regulatory headwinds. We made repeated requests over the course of last year that management put in place a plan to ensure that it could continue to operate Aerojet as a standalone entity from a position of strength in the event that the transaction could not be consummated. We believe the record shows that Ms. Drake willfully ignored these requests and enabled her management team to underperform due to the prospect of a deal.

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•	Alleged Misuse of Corporate Resources – In our view, Ms. Drake and her boardroom allies were sharply rebuked by the Court’s granting of a TRO and its rejection of her seemingly brazen request for authorization to use up to $10 million of stockholders’ capital to support her proxy fight (as well as additional uncapped funds to launch litigation against us). As noted in Court filings, we believe there is clear evidence that Ms. Drake and Drake’s Faction went on to violate the TRO.

•	Unacceptable Underperformance – Ms. Drake presided over significant underperformance relative to the already anemic targets set by her management team in last year’s proxy statement for the Lockheed transaction. We have not seen Ms. Drake accept accountability for these misses and the Company’s poor cash flow situation, or present a plan to suitably address the Company’s underperformance.

•	Playing Apparent Numbers Games – Ms. Drake's compensation is impacted by the Company’s bookings, and we believe she has continuously made short-sighted capital allocation decisions that put stockholders’ best interests second to her personal financial interests. We contend the Company’s declining cash position shows Ms. Drake’s focus on near-term sales and paper earnings. Further, we believe that relatively lagging cash flow, margins and revenue are the direct result of Ms. Drake’s limitations as an operator, including her inability to preside over on-time delivery and tight production timelines.

•	Unprofessional Threats – Ms. Drake has threatened to quit and take her executive team with her, reflecting her seemingly vindictive management style. She also has consistently threatened and implied that the Company’s directors, including members of Drake’s Faction, would be subject to substantial litigation risks if they did not accede to her recommendations and views.

•	Talent Retention Issues – We contend Ms. Drake lacks the ability to retain talent, as evidenced by high rates of historic attrition and the recent departures of her chief operating officer and general counsel.

•	Dissemination of Misinformation – Throughout Ms. Drake’s recent campaign, we believe she has made misleading statements and omissions, including regarding the Executive Chairman’s compensation and Steel Holdings’ standard filing under the HSR Act. In reality, the Executive Chairman’s equity-focused compensation plan has always been directly tied to stockholder value creation. Steel Holdings’ HSR Act filing is simply a regulatory requirement for any future share purchases.

•	Weak Alignment with Stockholders – As far as we can tell, Ms. Drake has never – in all her years with the Company – purchased any shares of Common Stock on the open market. It seems outrageous to us for Ms. Drake to campaign as protecting stockholder interests when she will not even spend any of her millions of dollars in earnings to buy shares and improve her alignment with all stockholders. It also is disturbing that Ms. Drake’s Chief Financial Officer recently sold a material portion of his Company shares.

•	Self-Serving and Wasteful Investigation – After we expressed concerns to the Board about the Company’s lack of contingency planning, Ms. Drake launched a costly, distracting and unnecessary Internal Investigation of the Executive Chairman that we believe was retaliatory and had nothing to do with the best interest of stockholders. A Board committee responsible for handling the investigation ultimately found that the Executive Chairman’s actions “did not constitute harassment or retaliation and was not improper under applicable company policies or law.”

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WE BELIEVE THE STEEL NOMINEES HAVE SUPERIOR CREDIBILITY AND THE RIGHT STRATEGIC VISION FOR VALUE CREATION AT AEROJET.

We see a clear path to helping Aerojet’s Defense and Space units start achieving enhanced operating profits and cash flow. We believe improved unit profit performance, coupled with logical corporate cost reductions, could position Aerojet to achieve EBITDA margins of 16% to 18% on a standalone basis by 2024. We envision that these operational and strategy improvements can yield a standalone share price of $65 or more over the next three years.

For the benefit of all Aerojet stockholders, the following is an overview of the priorities that the Steel Nominees would pursue:

New Leadership

It is clear to us that Ms. Drake does not have the credibility or vision needed to lead your Company, and new leadership is desperately needed. We believe that Mark Tucker, who was previously the Company’s Chief Operating Officer and has three decades of relevant executive experience, would be an ideal candidate to become the new Aerojet CEO to oversee this three-year plan. When Mr. Tucker was the Company’s Chief Operating Officer, he was responsible for leading the Engineering, Manufacturing, Supply Chain, Quality, Contracts & Pricing, Safety, Health & Environment and Information Technology organizations, as well as oversight of Aerojet’s 11 operating sites in nine states. He is actively involved in the aerospace and defense industry and has been for the past three decades. His career encompasses 30 years with Northrop Grumman, where he held vice president positions in Operations, Supply Chain Management, Program Management and Competitive Capture Pursuits.

Capital Structure & Capital Allocation Improvements

We see significant opportunities to optimize the capital structure and more effectively allocate the Company’s cash. Aerojet had approximately $611 million in cash at the end of the most recent reporting period, which is generating next to no return for stockholders. Given that the Company’s customer relationships fund most of its research and development, the Steel Nominees intend to explore returning up to $400 million in cash to stockholders via share and convertible debt repurchases. The Steel Nominees would also endeavor to refinance the Company’s line of credit and debt coming due in 2023, effectively providing more flexibility during what remains a low interest rate environment relative to historical norms.

In the intermediate term, the Steel Nominees would explore divestitures of real estate holdings, non-core assets and underperforming business units on a tax efficient basis, which could yield more than $200 million in proceeds based on our estimates. The Steel Nominees would also aim to trim excessive corporate overhead and spending, including on government affairs, public relations and high-priced external consultants. All of this could potentially free up even more capital for opportunistic share repurchases or a special dividend.

We believe the successful implementation of the Competitive Improvement Program (“CIP”) has positioned the Company well. Nonetheless, there remains opportunity to further lean out the business by reducing overhead and administrative costs and limiting production inefficiencies. Over the next three years, our own analysis suggests that $20 million to $25 million in corporate cost reductions are achievable.

Naturally, we are also cognizant of reinvestment in the business. The Steel Nominees would look to allocate capital to forward-looking research and development initiatives that customers are not yet funding. Another area of emphasis for us is human capital, especially following a period of apparent uncertainty and turnover.

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Business Unit Improvements

Based on our analysis, the Company’s Defense and Space segments are materially underperforming their potential. We see opportunities to meaningfully grow the Defense unit’s sales and the Space unit’s sales over the next three years. Likewise, we feel low double-digit margins can be expanded to strong double-digit margins with significantly better cash flows.

In Defense, our independent analysis leads us to believe that several mature programs in missile defense and tactical systems and armaments may not be meeting their sales, profit or cash flow potential. This type of underperformance is often due to quality issues in the build process, which disrupt manufacturing flow and on-time deliveries. We are concerned that these types of quality issues could be driving up labor costs and eroding customer confidence due to excessive delays.

If these issues were avoided and programs would have met their targets in fiscal year 2021, we believe it would have resulted in tens of millions of dollars in profit and brought the unit’s operating profit to a mid-teens level. We feel averting these issues and hitting targets also would have had a positive impact on cash flows.

If Defense can maintain a healthy backlog of solid rocket motor orders, continuing to service underperforming product lines should be analyzed. In addition to exiting any underperforming product lines, the Steel Nominees would perform an extensive evaluation of specialized manufacturing facilities that are not accretive to the business.

Based on our analysis, the Space unit’s cash flow position can also be greatly enhanced with program improvements. However, additional diligence on future advanced space programs’ contract payment terms will be necessary. The Steel Nominees would likely pursue alternative payment terms and subsequent supplier subcontract arrangements on applicable programs to ensure a positive cash flow position.

At bottom, we fear that execution issues are costing the Company money and reputational currency in the industry. We estimate that there is up to $50 million in annual waste and leakage alone that could be addressed with our slate assembling the right leadership team and prioritizing operational rigor.

Executive Compensation and Corporate Governance Improvements

Moving forward, we believe the Company’s executive compensation policies need to be realigned. Executives should have the vast majority of their incentive compensation tied to stockholder returns, not nebulous non-GAAP and adjusted metrics. Executives should have equity compensation with a sizable performance-based vesting component, instead of a majority of equity compensation being tied to just time served.

The Steel Nominees would also aim to modify executives’ change-in-control compensation to limit perverse incentives if a deal opportunity emerges. The Steel Nominees would also take steps to improve the Company’s corporate governance profile, including reducing the threshold for allowing stockholders to call special meetings of stockholders.

Strategic Alternatives Review

If elected, the Steel Nominees plan to implement a two-pronged strategy that entails implementing a new operating plan focused on profitably growing over the long-term and reviewing strategic alternatives that could maximize stockholder value in the immediate-term. The Steel Nominees would take steps to ensure the Company is properly shopped. If and when a deal were to be reached, the Steel Nominees would also take steps to secure a break fee and other terms to protect stockholders’ interests. We feel it is absolutely critical for an aligned and long-term stockholder to be actively involved in this process, rather than ceding leadership to Ms. Drake and Drake’s Faction.

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PROPOSAL NO. 1

REMOVAL PROPOSAL

The Board is currently composed of eight directors. Stockholders are being asked to remove, without cause, all eight members of the Board.

The text of the Drake Committee’s proposal to remove all eight members of the Board is as follows:

“RESOLVED, that Warren G. Lichtenstein, Eileen P. Drake, Kevin P. Chilton, Thomas A. Corcoran, James R. Henderson, Lance W. Lord, Audrey McNiff and Martin Turchin be, and each of them hereby is, removed from the Board.”

The Removal Proposal is a necessary procedural step to allow stockholders to vote on the Election Proposal and elect a new Board. The Removal Proposal and Election Proposal are cross-conditioned on each other, so that there will be a full Board in place at all times.

As discussed further in the “Reasons for the Solicitation” section of this Proxy Statement, we support the election of all eight Steel Nominees at the Special Meeting to break the current deadlock on the evenly-divided eight-member Board. The election of the Steel Nominees at the Special Meeting requires the concurrent approval by stockholders of the Removal Proposal. To that end, we are soliciting your proxy to vote FOR the Removal Proposal at the Special Meeting.

WE URGE YOU TO VOTE “FOR” THE REMOVAL PROPOSAL ON THE ENCLOSED GREEN PROXY CARD

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PROPOSAL NO. 2

ELECTION PROPOSAL

Aerojet’s Bylaws provide that the Board shall consist of one or more directors, the total number thereof to be authorized by resolution of the Board by the affirmative vote of a majority of the Company’s directors then in office. The Board has fixed the number of directors to serve on the Board at eight.

We have nominated eight highly qualified Steel Nominees for election to the Board. Ms. Drake has nominated her own slate of eight Drake Nominees, including four current directors and four new candidates. The election of all eight Steel Nominees would have the legal effect of replacing all of the members of the Board, including four directors who serve as Drake Nominees, with the Steel Nominees.

If at least five of our Steel Nominees are elected, they will constitute a majority of the Board. If fewer than five of our Steel Nominees are elected, they will comprise less than a majority of the Board and there can be no guarantee that our Steel Nominees will be able to implement the actions that they believe are necessary to enhance stockholder value. We believe the election of our Steel Nominees is an important step toward enhanced value creation at the Company. There is no assurance that any of the Drake Nominees will serve as directors if all or some of our Steel Nominees are elected.

This Proxy Statement is only soliciting proxies to elect the Steel Partners Group’s eight Steel Nominees. Accordingly, the enclosed GREEN proxy card does not confer voting power with respect to any of the Drake Nominees. Stockholders who return the GREEN proxy card will only be able to vote for our eight Steel Nominees. You can only vote for the Drake Nominees by signing and returning a proxy card provided by the Drake Committee. Stockholders should refer to the Drake Committee’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Drake Nominees.

THE STEEL NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Steel Nominees. The nominations of the Steel Nominees were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Steel Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Steel Nominees.

Tina W. Jonas, age 62, is an independent consultant and has served as the President and Chief Executive Officer of Jonas Consulting, LLC, a business focused on strategic consulting for the defense, aviation and healthcare sectors, since 2015. Ms. Jonas has served on the board of directors of Virgin Galactic Holdings, Inc. (NYSE: SPCE), a spaceflight company, since June 2021. Ms. Jonas held executive positions within UnitedHealth Group Incorporated (NYSE: UNH), a multinational managed healthcare and insurance company, from 2012 to 2014, including President, UnitedHealthcare, Military and Veterans, President, Logistics Health Inc., and Senior Vice President, Optum. Prior to that, Ms. Jonas served as Executive Vice President, Operations at PASSUR Aerospace, Inc. (OTCMKTS: PSSR), a provider of software and business intelligence platforms to airlines, from 2010 to 2012; Director, Operations at Sikorsky Aircraft, an aircraft manufacturer formerly within United Technologies Corporation (n/k/a Raytheon Technologies Corporation (NYSE: RTX)), a multinational conglomerate, from 2008 to 2010; Undersecretary of Defense and Chief Financial Officer of the U.S. Department of Defense in Washington, D.C. from 2004 to 2008; and Assistant Director and Chief Financial Officer of the Federal Bureau of Investigation, from 2002 to 2004. Ms. Jonas has served on the boards of Centrus Energy Corp., a company that supplies nuclear fuel for use in nuclear power plants, since June 2020; Serco North America, a provider of services to the Department of Defense and other Federal agencies, since July 2020; Arete Associates, a science and engineering company, since May 2019; National Defense Industrial Association, a trade association for the United States government and defense industrial base, since 2014; and National Military Family Association, a private non-profit association, since 2014. Additionally, Ms. Jonas has served as a governor of the United Services Organizations, a nonprofit-charitable corporation, since May 2018. Ms. Jonas served on the boards of Top Aces Corp, a provider of air combat, mission-critical training for combat forces that is the U.S. entity of its parent company, Top Aces of Canada, from December 2019 to October 2020; The Aerospace Corporation, a federally funded research and development corporation (FFRDC), from 2011 to December 2020; Lasermax, Inc., a leader in premium lasers, from 2012 to February 2020; and Airbus North America, a subsidiary of Airbus Group, Inc. that is a multinational aerospace company, from 2012 to 2014. Her prior work experience included government finance and budgeting positions at the U.S. Department of Defense, the Office of Management and Budget, and Congress. Ms. Jonas received her M.A. in Liberal Studies from Georgetown University and B.A. in Political Science from Arizona State University.

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We believe that Ms. Jonas’ experience in leading and managing diverse organizations, expertise in military, defense and aerospace issues, along with her board service, would make her a valuable addition to the Board.

Warren G. Lichtenstein, age 56, has served as Executive Chairman of Steel Holdings GP, the general partner of Steel Holdings, a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies, since February 2013. He served as the Chairman of the Board and Chief Executive Officer of Steel Holdings GP from July 2009 to February 2013. He is the founder of the Steel Partners organization and has been associated with Steel Holdings and its predecessors and affiliates since 1990. Mr. Lichtenstein has served on the board of directors of over twenty public companies. He previously served as Chairman of the Board of Handy & Harman Ltd. (formerly known as WHX Corporation) (formerly, NASDAQ: HNH), a diversified manufacturer of engineered niche industrial products that is a wholly-owned subsidiary of Steel Holdings. Mr. Lichtenstein served as Chairman of the Board of Steel Connect, a diversified holding company with two wholly-owned subsidiaries with market-leading positions in supply chain management and direct marketing, from March 2013 to June 2016, at which time he was appointed Executive Chairman. He has served as interim Chief Executive Officer of Steel Connect since December 2018, a role he previously held from March 2016 to June 2016. He has served on the Aerojet board of directors since March 2008, serving as the Chairman of the Board from March 2013 to June 2016 and as Executive Chairman since June 2016. Mr. Lichtenstein has served as a director of Steel Excel Inc. (formerly, NASDAQ: SXCL), a global diversified company that engages or has interests in a variety of operating businesses that is a wholly-owned subsidiary of Steel Holdings, since October 2010 and Chairman of the Board since May 2011. Mr. Lichtenstein served as a director of SL Industries, Inc. (formerly, NYSE: SLI) (“SL Industries”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is a wholly-owned subsidiary of Steel Holdings, from March 2010 to June 2016. He previously served as a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005. Mr. Lichtenstein is also a director of the Steel Foundation and of the Federal Law Enforcement Foundation. Mr. Lichtenstein received his B.A. in Economics from the University of Pennsylvania.

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We believe that Mr. Lichtenstein’s extensive experience in corporate finance, executive management and investing, his service as a director and advisor to a diverse group of public companies and his significant operations experience in aerospace, defense, manufacturing and banking would be extremely valuable to the Board.

Joanne M. Maguire, age 67, has served on the boards of directors of CommScope Holding Company, Inc. (NASDAQ: COMM), a network infrastructure provider, since 2016, Tetra Tech, Inc. (NASDAQ: TTEK), an engineering services firm, since 2016, and Visteon Corporation (NASDAQ: VC), an automotive electronics supplier, since 2015. Previously, Ms. Maguire held senior management positions at Lockheed Martin Corporation (NYSE: LMT), an aerospace, arms, defense, information security, and technology corporation, including Executive Vice President of the Space Systems Company (“SSC”), from 2006 to 2013; Vice President and Deputy of SSC, from 2003 to 2006; and Vice President of its Special Programs Line of Business, in 2003. Prior to that, Ms. Maguire held various positions at Northrop Grumman Corporation (NYSE: NOC) (f/k/a TRW Space & Electronics Group), a multinational aerospace and defense technology company, including Sector Deputy and Vice President of Business Development, from 2000 to 2003; Vice President and General Manager of the Space and Laser Programs Division, from 1998 to 2000; Vice President and General Manager of the Space and Technology Division, from 1995 to 1998; Deputy General Manager of the Defense Systems Division from 1994 to 1995; Program Manager of the Defense Support Programs, from 1992 to 1994; and furthermore, Ms. Maguire held various other engineering and management positions from 1975 to 1992. Ms. Maguire served on the board of directors of Freescale Semiconductor, Ltd., a semiconductor manufacturer, from 2013 to 2015. Ms. Maguire has served on the Dean’s Executive Board at the University of California Los Angeles (“UCLA”) Samueli School of Engineering, a panel of members that provides the dean of the school with recommendations on the enhancement of research and educational enterprise, since 2014 and on the board of directors of Charles Stark Draper Laboratory, a not-for-profit research and development laboratory, since 2013. Ms. Maguire received an M.S. in Engineering Systems from UCLA; a B.S. in Electrical Engineering and Systems Science from Michigan State University; and completed the executive program in management at the UCLA Anderson School of Management. Ms. Maguire is a fellow of the American Institute of Aeronautics and Astronautics and a member of the National Academy of Engineering.

We believe that Ms. Maguire’s experience serving on the boards of directors of public companies, coupled with her engineering and general management expertise, would make her a valuable addition to the Board.

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Aimee J. Nelson, age 44, has provided various clients with financial and strategic consulting services through her firm AJAY Ventures, since June 2020. She served on the board of directors of CorpHousing Group Inc., an apartment rental operator, since January 2022. Ms. Nelson is a nominee to become a director of Wilhelmina International Inc. (NASDAQ: WHLM), a full service modeling and talent agency, upon the conclusion of its annual meeting of stockholders scheduled for June 8, 2022. Previously, Ms. Nelson served as Chief Financial Officer of MKCuisine Global, LLC, a restaurant and lifestyle company, from January 2020 to June 2020; Managing Director of Fifth Third Bank, a bank subsidiary of Fifth Third Bancorp (NASDAQ: FITB), a bank holding company, from 2014 to May 2018; Strategic Planning and Financial Consultant at Wild Oats Marketing, LLC, a producer of natural and organic food, from 2012 to 2014; Finance Consultant at Key Development, LLC, an investment firm, from 2010 to 2011; Senior Vice President of Real Estate Banking at Park Cities Bank (“Park Cities”), a full-service bank, from 2009 to 2010; Senior Vice President of Commercial Banking at Park Cities, from 2008 to 2009; Relationship Manager and Vice President of Wachovia Bank, N.A., previously a financial services company before its acquisition by Wells Fargo & Company (NYSE: WB), from 2005 to 2008; Relationship Manager and Vice President at Compass Bank, a full-service bank, from 2004 to 2005; and Assistant Vice President at JPMorgan Chase & Co. (NYSE: JPM), a financial services firm, from 2000 to 2004. Ms. Nelson received an M.B.A. with a concentration in Finance and Strategy from Southern Methodist University and a Bachelor of Business Administration in International Marketing from Texas Christian University.

We believe that Ms. Nelson’s extensive experience serving in various executive roles, coupled with her knowledge of business strategy, makes her well qualified to serve on the Board.

Mark A. Tucker, age 63, most recently served as Chief Operating Officer of Aerojet from June 2015 to December 2020. In his role as Chief Operating Officer, he was responsible for leading Aerojet’s Engineering, Manufacturing, Supply Chain, Quality, Contracts & Pricing, Safety, Health & Environment and Information Technology organizations, as well as oversight of the Company’s multiple operating sites. Mr. Tucker initially joined Aerojet in October 2013 as Senior Vice President of Enterprise Operations and Engineering to lead the integration of Operations, Engineering, Supply Chain Management and Quality Assurance shortly after the acquisition of Rocketdyne, a position he held until he was elevated to Chief Operating Officer. Prior to that, Mr. Tucker spent 30 years (1983-2013) with Northrop Grumman (NYSE: NOC), an aerospace and defense technology company, where he held vice president positions in Operations, Supply Chain Management, Program Management and Competitive Capture Pursuits. As the principal of Mark A. Tucker LLC, he has served as a management consultant focusing on the aerospace, defense and various industrial product companies since the conclusion of his tenure at Aerojet. Mr. Tucker earned his B.S. in Aeronautical Operations from California State University, San Jose, and an M.B.A. from California State University, Long Beach. Mr. Tucker is a graduate of the Executive Marketing Program at the University of California, Los Angeles and also a graduate of the Executive Financial Analysis Program at Wharton School of Business, University of Pennsylvania.

We believe that Mr. Tucker’s extensive experience in operations and management in the aerospace and defense technology and manufacturing industry coupled with his deep history and familiarity with Aerojet as its former Chief Operating Officer would make him a valuable addition to the Board.

Martin Turchin, age 80, is a non-executive Vice Chairman of CBRE Group, Inc. (NYSE: CBRE), a commercial real estate services and investment firm, since 2003. Previously, Mr. Turchin held various positions with real estate firms, including Vice Chairman of a subsidiary of Insignia Financial Group, Inc., a real estate services firm, from 1996 to 2003, and Principal and Vice Chairman of the Edward S. Gordon Company Inc., a real estate services firm, from 1985 to 1996. Previously, from 1971 to 1985, Mr. Turchin also held various positions at Kenneth E. Laub & Company, Inc., a real estate brokerage firm, where he focused on real estate acquisition, financing, leasing and consulting. Mr. Turchin has served as a member of the Aerojet board of directors since 2008, where he serves as a member of the Audit and Corporate Governance & Nominating Committees. Mr. Turchin served on the board of directors of Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, from 1997 to May 2019. Mr. Turchin is a Trustee at the Turchin Family Charitable Foundation, a private foundation. Mr. Turchin holds a J.D. from St. John’s University School of Law and a B.S. from City College of the University of New York.

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We believe that Mr. Turchin’s experience in various leadership positions, public board experience, and legal and real estate knowledge would make him a valuable addition to the Board.

Vice Admiral Mathias W. Winter, USN (Ret.), age 59, is an independent consultant and has served as the President of Winter Strategic Solutions, LLC, a consulting firm providing technology and business advice to C-suite leaders across defense, private sector, non-profit and academia, since July 2019, when he retired from the U.S. military after 35 years of service. From 2016 to July 2019, Vice Admiral Winter served as the Program Executive Officer of the U.S. Department of Defense’s F-35 Joint Program Office, where he led over 5,000 personnel and managed a $30 billion annual budget to design, manufacture, deliver and operate F-35 weapon systems. Prior to that, he served in various roles for the U.S. Navy, including as Chief of Naval Research from 2014 to 2016, Program Executive Officer for Unmanned Aviation and Strike Weapons Programs from 2012 to 2014, Commander of the Naval Air Warfare Center Weapons Division from 2010 to 2012, Naval Acquisition Officer from 1995 to 2010, and Naval Aviator from 1984 to 1995. Vice Admiral Winter currently serves as a member of the board of directors of Global Air Logistics and Training, Inc., an aerospace company, since June 2021; a member of the board of directors of Nanocrine, Inc., a biotech startup with a mission to improve precision and repeatability in live cell experiments, since May 2021; and a member of the advisory board of ACTIVZ Global, LLC, an epigenetic supplements company, since 2018. In addition, he currently serves as a member of the board of directors or trustees of several non-profit and educational organizations, including the Association for Uncrewed Vehicle Systems International, an international nonprofit organization dedicated to promoting and supporting the unmanned systems and robotics industry, since 2018; Support Our Aging Religious (SOAR!), a nonprofit that raises funds for Catholic religious congregations in the U.S. to care for their elderly and infirm members, since 2020; the Billy Fiske Foundation, a nonprofit foundation, since 2020; and the Naval Aviation Museum Foundation, a nonprofit dedicating to raising funds for the Naval Aviation Museum, since 2019. In addition, Vice Admiral Winter has received numerous awards and accolades in connection with his military service, including the Defense Distinguished Service Medal from the Department of Defense and the Robert J. Collier Award from the National Aeronautic Association. He received a M.S. in National Resource Strategy from the National Defense University, a M.S. in Computer Science from the U.S. Naval Postgraduate School and a B.S. in Mechanical Engineering from the University of Notre Dame.

We believe that Vice Admiral Winter’s extensive leadership, defense and national security expertise gained from his 35 years of military service, and his government, financial and technical experience, would make him a valuable addition to the Board.

Heidi R. Wood, age 56, has served as Executive Vice President, Business Development & Growth Initiatives of CAE Inc. (NYSE: CAE) (“CAE”), a manufacturer of simulation technologies, modelling technologies and training services to airlines, since May 2020 and President of CAE Healthcare, CAE’s healthcare division, since September 2020. Ms. Wood served as Interim President of Defense and Security at CAE from June 2020 to September 2020. Previously, Ms. Wood served as Senior Vice President of Corporate Strategy and Technology of L3Harris Technologies, Inc. (NYSE: LHX) (f/k/a L3 Technologies), an aerospace and defense technology innovator, from 2016 to July 2019 and Vice President and Chief Analytics Officer in 2016. Ms. Wood served as Senior Vice President and Head of Corporate Strategy of Spirit AeroSystems, Inc. (NYSE: SPR), an aero structures manufacturer, from 2013 to 2016. From 1999 to 2013, Ms. Wood held various roles at Morgan Stanley (NYSE: MS), an investment banking company, including Managing Director and Senior Aerospace and Defense Analyst. Ms. Wood was a member of The Defense Science Board Summer Study, a committee of civilian experts appointed to advise the U.S. Department of Defense on scientific and technical matters that conducts summer studies where panels meet as a large group to work on particular studies, from June 2020 to May 2021. Ms. Wood served on the boards of directors of Rise up for Youth, a nonprofit for at-risk teens, from 2014 to 2016, and The Space Foundation, a nonprofit organization that advocates for all sectors of the global space industry, from 2008 to 2012. Additionally, Ms. Wood was appointed by President George W. Bush as Commissioner on the Commission on the Future of the U.S. Aerospace Industry, a commission formed by President Bush to study the future of the U.S. aerospace industry in the global economy, and co-chaired the finance subcommittee in 2001. Ms. Wood received a B.A. in English from Brown University.

We believe that Ms. Wood’s extensive experience serving in various executive leadership positions, coupled with her aerospace expertise, would make her a valuable addition to the Board.

The principal business address of Ms. Jonas is 5400 Old Mill Road, Alexandria, VA 22309. The principal business address of Mr. Turchin is 222 N. Pacific Coast Highway, Suite 500, El Segundo, CA 90245. The principal business address of Mr. Lichtenstein is c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, NY 10022. The principal business address of Ms. Maguire is 569 Via Almar, Palos Verdes Estates, CA 90274. The principal business address of Mr. Tucker is 1718 Park Street, Huntington Beach, CA 92648. The principal business address of Ms. Nelson is 2712 Strongs Dr, #2, Venice, CA 90291. The principal business address of Vice Admiral Winter is c/o Winter Strategic Solutions LLC, 305 Lannon Court, Alexandria, VA 22304. The principal business address of Ms. Wood is 9160 Marsh Island Drive, Vero Beach, FL 32963.

As of the date of this Proxy Statement, none of Mses. Jonas, Maguire, Nelson or Wood or Vice Admiral Winter own beneficially or of record any shares of Common Stock.

As of the date of this Proxy Statement, Mr. Lichtenstein directly beneficially owns 207,953 shares of Common Stock. Additionally, as the Chief Executive Officer of SPL, Mr. Lichtenstein beneficially owns the 60,546 shares of Common Stock beneficially owned by SPL. An additional 526,695 shares of Common Stock are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Lichtenstein pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 526,695 shares of Common Stock are not deemed to be beneficially owned by Mr. Lichtenstein.

As of the date of this Proxy Statement, Mr. Turchin directly beneficially owns 108,066 shares of Common Stock. Additionally, Mr. Turchin indirectly beneficially owns an aggregate of 12,500 shares of Common Stock held in several trusts of which he is a trustee. An additional 5,886 shares of Common Stock are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Turchin pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 5,886 shares of Common Stock are not deemed to be beneficially owned by Mr. Turchin.

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As of the date of this Proxy Statement, Mr. Tucker directly beneficially owns 84,147 shares of Common Stock. Mr. Tucker owns Stock Appreciation Rights (“SARs”) referencing an aggregate of 26,489 shares of Common Stock, all of which are fully vested. Such SARs were awarded to Mr. Tucker in his capacity as an officer of the Company.

Outside of the receipt of awards by certain of the Steel Nominees in their capacities as directors of the Company and subsequent transactions relating to these awards, none of the Steel Nominees have entered into any transactions in shares of Common Stock during the past two years. Such awards received by certain of the Steel Nominees and subsequent transactions relating to these awards during the past two years are set forth in Schedule I and are incorporated herein by reference.

Additional information regarding the Company’s compensation awarded to Messrs. Lichtenstein and Turchin in their capacities as directors of the Company is included in the Form 10-K/A.

Each of the Steel Nominees may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 4,475,927 shares of Common Stock beneficially owned in the aggregate by the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. There were no transactions by the Participants in the securities of the Company during the past two years except as set forth in Schedule I.

Each of the Steel Nominees is a citizen of the United States of America.

SPHG Holdings has entered into letter agreements with each of the Steel Nominees (except Messrs. Lichtenstein and Turchin) pursuant to which it and its affiliates have agreed to indemnify such Steel Nominees against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting or the 2022 Annual Meeting and any related transactions. For the avoidance of doubt, such indemnification does not apply to any claims made against such Steel Nominees in their capacities as directors of the Company, if so elected.

Each of the Steel Nominees (except Messrs. Lichtenstein and Turchin) has granted a power of attorney to each of Maria Reda and Jack L. Howard to execute certain SEC filings and other documents in connection with the solicitation of proxies at the Special Meeting or the 2022 Annual Meeting.

Mr. Tucker has previously provided certain consulting services to an affiliate of Steel Holdings, including consultation relating to SPHG Holdings’ portfolio management, which includes its investment in Aerojet.

Vice Adm. Winter has previously provided certain consulting services to affiliates of Steel Holdings focused on providing defense, non-defense, business and leadership advice and expertise.

On June 2, 2022, the Participants entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, the parties agreed (a) to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, if applicable, (b) to solicit proxies for the election of the Steel Nominees at the Special Meeting or the 2022 Annual Meeting, (c) that the Steel Nominees would not execute any transactions in securities of the Company without the prior written consent of the Steel Partners Group, and (d) that the Steel Partners Group would bear all expenses incurred in connection with the Participants’ activities, including approved expenses incurred by any of the parties in connection with the solicitation, subject to certain limitations. The Joint Filing and Solicitation Agreement replaced and supersedes an agreement, dated January 28, 2022, by and among certain of the Participants containing substantially the same provisions.

The Steel Partners Group believes that each Steel Nominee, except Messrs. Lichtenstein and Tucker, presently is, and if elected as a director of the Company, would qualify as, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, the Steel Partners Group acknowledges that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, the Steel Partners Group acknowledges that if any Steel Nominee is elected, the determination of the Steel Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. The Board has previously determined that Mr. Turchin is “independent” under the NYSE listing standards. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

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Other than as stated herein, there are no arrangements or understandings between or among any of the Participants or any other person or persons pursuant to which the nomination of the Steel Nominees described herein is to be made, other than the consent by each of the Steel Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Special Meeting or the 2022 Annual Meeting. Except as described herein, including the section entitled “Legal Proceedings” below, none of the Steel Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Each of the Steel Nominees has consented to being named as a nominee in this solicitation and has confirmed his or her willingness to serve on the Board if elected. We do not expect that any of the Steel Nominees will be unable to stand for election, but, in the event that any such persons are unable to serve or for good cause will not serve, the Common Stock represented by the GREEN proxy card will be voted for substitute nominees, to the extent this is not prohibited under the Bylaws and applicable law, in each case in light of the specific facts and circumstances surrounding such substitution. We reserve the right to nominate additional persons to fill any additional seats if the Company increases the size of the Board. In the event that any additional person is nominated by the Participants then such person will be named and information regarding such person will be provided to stockholders in a proxy supplement and revised proxy card disseminated at that time.

The Election Proposal is subject to the concurrent approval of the Removal Proposal. If the Removal Proposal is not approved, the Election Proposal will have no effect. A stockholder may vote for the election of less than all of the Steel Nominees by designating the names of one or more Steel Nominees who are not to be elected on the line provided on the GREEN proxy card.

LEGAL PROCEEDINGS

The Steel Partners Group, the Steel Nominees, Audrey A. McNiff, James R. Henderson and the Drake Nominees are parties to certain legal proceedings filed in the Court of Chancery of the State of Delaware and the United States District Court for the Central District of California involving matters relating to Aerojet. A description of these legal proceedings are set forth in the section entitled “Background of the Solicitation” above.

WE URGE YOU TO VOTE “FOR ALL” ON THE ELECTION OF ALL EIGHT STEEL NOMINEES ON THE ENCLOSED GREEN PROXY CARD

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PROPOSAL NO. 3

ADJOURNMENT PROPOSAL

Stockholders are being asked to vote on the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Removal Proposal or the Election Proposal.

WE URGE YOU TO VOTE “ABSTAIN” ON THE ADJOURNMENT PROPOSAL ON THE ENCLOSED GREEN PROXY CARD

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares of Common Stock after the Record Date. Each share of Common Stock is entitled to one vote on each proposal.

Shares of Common Stock represented by properly executed GREEN proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted “FOR” the Removal Proposal, “FOR ALL” on the election of the Steel Nominees, and “ABSTAIN” on the Adjournment Proposal.

This Proxy Statement is soliciting proxies to elect only the Steel Nominees. Accordingly, the enclosed GREEN proxy card may only be voted for the Steel Nominees and does not confer voting power with respect to the Drake Nominees. The Participants intend to vote the Steel Group Shares in favor of the Steel Nominees. Stockholders should refer to the Drake Committee’s proxy statement for the names, backgrounds, qualifications and other information concerning the Drake Nominees. In the event that some of the Steel Nominees are elected, there can be no assurance that the Drake Nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Steel Nominees who are elected.

While we currently intend to vote all of the Steel Group Shares in favor of the election of the Steel Nominees, we reserve the right to vote some or all of the Steel Group Shares for some or all of the Drake Nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only consider voting some or all of the Steel Group Shares for some or all of the Drake Nominees in the event it were to become apparent to us, based on the projected voting results at such time, that fewer than all eight Steel Nominees would be elected at the Special Meeting or that change of control provisions in Company contracts would be triggered that would negatively impact the Company, and that by voting the Steel Group Shares we could help elect the Drake Nominees that we believe are the most qualified to serve as directors, and if applicable not trigger a change of control negatively impacting the Company, and thus help achieve a Board composition that we believe is in the best interest of all stockholders.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. A majority of the outstanding shares entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from or vote against on a matter, as well as broker “non-votes,” will be counted at the Special Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will also be counted at the Special Meeting for quorum purposes.

VOTES REQUIRED FOR APPROVAL

Approval of the Removal Proposal: The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Removal Proposal, subject to the approval of the Election Proposal. A broker non-vote, if any, and an abstention from voting will have the same effect as a vote “against” the approval of the Removal Proposal.

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Approval of the Election Proposal: The eight nominees receiving the highest number of “For” votes will be elected. A broker non-vote, if any, will have no effect on the Election Proposal.

Approval of the Adjournment Proposal: Whether or not a quorum is present, the affirmative vote of a majority of the shares of Common Stock, present or represented by proxy at the Special Meeting, is required to approve the Adjournment Proposal. An abstention will have the same effect as a vote “against” the Adjournment Proposal. A broker non-vote, if any, will have no effect on the outcome of the Adjournment Proposal.

If you sign and submit your GREEN proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Steel Partners Group’s recommendations specified herein and in accordance with the discretion of the persons named on the GREEN proxy card with respect to any other matters that may be voted upon at the Special Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Steel Partners Group in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Steel Partners Group in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Steel Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE STEEL NOMINEES, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Steel Partners Group. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of the Steel Partners Group, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Steel Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

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We have retained Okapi Partners for solicitation and advisory services in connection with solicitation relating to the Special Meeting. Okapi Partners will receive up to $250,000, applicable toward the final fee to be mutually agreed upon by the Steel Partners Group and Okapi Partners and reimbursement of reasonable out-of-pocket expenses for its services to the Steel Partners Group in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date for the Special Meeting. The Steel Partners Group will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers, members and certain other employees of the Steel Partners Group may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. It is anticipated that Okapi Partners will employ approximately 25 persons to solicit stockholders for the Special Meeting.

The Steel Partners Group will pay all costs of the solicitation. The expenses incurred by the Steel Partners Group to date in furtherance of, or in connection with, the solicitation is approximately $1.25 million. The Steel Partners Group anticipates that its total expenses will be approximately $2 million. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. To the extent legally permissible, if the Steel Partners Group is successful in its proxy solicitation, the Steel Partners Group intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. The Steel Partners Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are SPHG Holdings, Steel Holdings, SPHG, Steel Holdings GP, WebFinancial, Steel Excel, SPL, Warren G. Lichtenstein, each of the other Steel Nominees, Audrey A. McNiff and James R. Henderson.

The principal business of SPHG Holdings is holding securities for the account of Steel Holdings. Steel Holdings is a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies. The principal business of SPHG is serving as the sole member of SPHG Holdings and other affiliates. The principal business of Steel Holdings GP is serving as the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. WebFinancial is a holding company. Steel Excel is a global diversified company that engages or has interests in a variety of operating businesses. The principal business of SPL is serving as a holding company. The principal occupation of Mr. Lichtenstein is as set forth elsewhere in this Proxy Statement.

The principal business address of each of SPHG Holdings, Steel Holdings, SPHG, Steel Holdings GP, WebFinancial, Steel Excel and SPL is 590 Madison Avenue, 32nd Floor, New York, NY 10022.

As of the date of this Proxy Statement, SPHG Holdings directly beneficially owns 1,497 shares of Common Stock, including 1,000 shares held in record name. As of the date of this Proxy Statement, Steel Excel directly beneficially owns 465,427 shares of Common Stock, including 1,000 shares held in record name. As of the date of this Proxy Statement, SPL directly beneficially owns 60,546 shares of Common Stock. As of the date of this Proxy Statement, WebFinancial directly beneficially owns 3,482,572 shares of Common Stock. As the owner of 100% of the outstanding shares of common stock of Steel Excel, SPHG Holdings may be deemed to beneficially own the 465,427 shares of Common Stock beneficially owned directly by Steel Excel. As the owner of 99% of the membership interests of SPHG which in turn is the sole member of SPHG Holdings, Steel Holdings may be deemed to beneficially own the (i) 1,497 shares of Common Stock beneficially owned directly by SPHG Holdings, (ii) 465,427 shares of Common Stock beneficially owned directly by Steel Excel, and (iii) 3,482,572 shares of Common Stock beneficially owned directly by WebFinancial. As the sole member of SPHG Holdings and owner of 100% of the outstanding shares of common stock of WebFinancial, SPHG may be deemed to beneficially own the (i) 1,497 shares of Common Stock beneficially owned directly by SPHG Holdings, (ii) 465,427 shares of Common Stock beneficially owned directly by Steel Excel, and (iii) 3,482,572 shares of Common Stock beneficially owned directly by WebFinancial. As the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings, Steel Holdings GP may be deemed to beneficially own the (i) 1,497 shares of Common Stock beneficially owned directly by SPHG Holdings, (ii) 465,427 shares of Common Stock beneficially owned directly by Steel Excel, and (iii) 3,482,572 shares of Common Stock beneficially owned directly by WebFinancial. As of the date of this Proxy Statement, Mr. Lichtenstein directly beneficially owns 207,953 shares of Common Stock. As Chief Executive Officer of SPL, Mr. Lichtenstein may be deemed to beneficially own the 60,546 shares of Common Stock beneficially owned directly by SPL.

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Mr. Lichtenstein owns Restricted Stock Units (“RSUs”) for 5,803 shares of Common Stock, which vest on March 3, 2023. Mr. Lichtenstein also owns RSUs for 71,240 shares of Common Stock, which vest in three equal installments as follows: 1/3 to vest upon the attainment of a share price of $57.80, an additional 1/3 to vest upon the attainment of a share price of $62.83, and an additional 1/3 to vest upon the attainment of a share price of $67.85, in each case no later than March 3, 2023, with the share price in all cases being determined on the basis of the 20-day volume weighted average price of the shares. Such RSUs were awarded to Mr. Lichtenstein in his capacity as a director of the Company.

Effective December 30, 2021, Steel Excel contributed its ownership of 3,482,572 shares of Common Stock to WebFinancial. On April 19, 2021, 1,001 shares of Common Stock that had been escheated to New York State were transferred to SPHG Holdings. On May 27, 2021, these shares were transferred to Steel Excel and then on July 21, 2021 were transferred back to SPHG Holdings. On July 8, 2021, 496 shares of Common Stock that had been escheated to New York State were transferred to SPHG Holdings.

From time to time, each of SPHG Holdings, Steel Excel, WebFinancial and SPL may effect purchases of securities with working capital primarily through margin accounts maintained for them with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

Each of Mr. Henderson and Ms. McNiff are current directors of the Company and were nominated by SPHG Holdings for election to the Board at the 2022 Annual Meeting.

The principal business address of each of Mr. Henderson and Ms. McNiff is 222 N. Pacific Coast Highway, Suite 500, El Segundo, CA 90245. The principal occupation of Mr. Henderson is serving as an independent board member. Ms. McNiff is retired. Each of Mr. Henderson and Ms. McNiff is a citizen of the United States of America.

As of the date of this Proxy Statement, Mr. Henderson directly beneficially owns 48,107 shares of Common Stock.  An additional 83,986 shares of Common Stock are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Henderson pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 83,986 shares of Common Stock are not deemed to be beneficially owned by Mr. Henderson.

As of the date of this Proxy Statement, Ms. McNiff directly beneficially owns 5,112 shares of Common Stock. An additional 3,988 shares of Common Stock are held by a “rabbi trust,” the receipt of which has been deferred by Ms. McNiff pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 3,988 shares of Common Stock are not deemed to be beneficially owned by Ms. McNiff.

Outside of the receipt of director awards and subsequent transactions relating to these awards, neither Mr. Henderson nor Ms. McNiff has entered into any transactions in shares of Common Stock during the past two years. The director awards Mr. Henderson and Ms. McNiff received and subsequent transactions relating to these awards during the past two years are set forth in Schedule I and are incorporated herein by reference.

Additional information regarding Aerojet compensation awarded to Mr. Henderson and Ms. McNiff in their capacities as directors of the Company is included in the Form 10-K/A.

Outside of the receipt of awards by certain of the Participants in their capacities as directors of the Company and subsequent transactions relating to these awards, none of the Participants have entered into any transactions in shares of Common Stock and subsequent transactions relating to these awards during the past two years. Such awards received by certain of the Participants during the past two years are set forth in Schedule I and are incorporated herein by reference.

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Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Steel Nominees, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving any Steel Nominee or any Steel Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Steel Nominee been a director of the Company, and (c) none of the Steel Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K, except for awards and other compensation received by Messrs. Lichtenstein and Turchin in their capacities as directors of the Company as discussed in the Form 10-K/A and their respective Section 16 filings with the SEC.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Steel Partners Group is unaware of any other matters to be considered at the Special Meeting. However, should other matters, which the Steel Partners Group is not aware of at a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Okapi Partners, at the address set forth on the back cover of this Proxy Statement, or call toll free at (877) 629-6356. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

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The information contained in this Proxy Statement concerning the Company, the proposals in the Drake Committee’s proxy statement with respect to the Special Meeting and the information in the Drake Committee’s notice of meeting with respect to the Special Meeting has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. All information relating to any person other than the Participants is given only to the knowledge of the Steel Partners Group.

This Proxy Statement is dated June 3, 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S FORM 10-K/A AND THE DRAKE COMMITTEE’S PROXY STATEMENT WITH RESPECT TO THE SPECIAL MEETING AND NOTICE OF MEETING WITH RESPECT TO THE SPECIAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, information concerning executive compensation, and information concerning the procedures for submitting stockholder proposals for consideration for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2023. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information.

________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Steel Nominees by marking, signing, dating and mailing the enclosed GREEN proxy card promptly.

Dated: June 3, 2022

SPH GROUP HOLDINGS LLC

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Securities Acquired/(Disposed)	Date of Transaction

JAMES R. HENDERSON

(Through a Rabbi Trust)

Acquisition of Common Stock Pursuant to Director Award	203	08/17/2020
Acquisition of Common Stock Pursuant to Director Award	406	08/17/2020
Acquisition of Common Stock Pursuant to Director Award	235	11/16/2020
Acquisition of Common Stock Pursuant to Director Award	471	11/16/2020
Acquisition of Common Stock Pursuant to Director Award	335	02/16/2021
Acquisition of Common Stock Pursuant to Director Award	167	02/16/2021
Acquisition of Common Stock Pursuant to Director Award	1,073	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	2,202	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	536	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	214	08/16/2021
Acquisition of Common Stock Pursuant to Director Award	428	08/16/2021
Acquisition of Common Stock Pursuant to Director Award	208	11/15/2021
Acquisition of Common Stock Pursuant to Director Award	417	11/15/2021
Acquisition of Common Stock Pursuant to Director Award	242	02/15/2022
Acquisition of Common Stock Pursuant to Director Award	485	02/15/2022

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WARREN G. LICHTENSTEIN

Acquisition of Common Stock Pursuant to Exercise of Stock Options ($17.27 Exercise Price)	43,546	12/24/2020
Withholding of Common Stock to Pay Exercise Price of Stock Options ($17.27 Exercise Price)	(14,230)	12/24/2020
Acquisition of Common Stock Pursuant to Exercise of Stock Options ($18.01 Exercise Price)	200,000	12/24/2020
Withholding of Common Stock to Pay Exercise Price of Stock Options ($18.01 Exercise Price)	(68,156)	12/24/2020
Acquisition of Common Stock Pursuant to Exercise of Stock Options ($37.25 Exercise Price)	91,229	12/24/2020
Withholding of Common Stock to Pay Exercise Price of Stock Options ($37.25 Exercise Price)	(64,301)	12/24/2020
Acquisition of Common Stock Pursuant to Vesting of Restricted Stock Unit Grant[1]	5,083	03/03/2021
Acquisition of Common Stock Pursuant to Vesting of Restricted Stock Unit Grant[1]	5,083	03/03/2022

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AUDREY A. MCNIFF

(Through a Rabbi Trust Unless Otherwise Indicated)

Acquisition of Common Stock Pursuant to Director Award	500	08/18/2020
Acquisition of Common Stock Pursuant to Director Award	1,764	08/18/2020
Acquisition of Common Stock Pursuant to Director Award	205	08/18/2020
Acquisition of Common Stock Pursuant to Director Award	411	08/18/2020
Acquisition of Common Stock Pursuant to Director Award	471	11/16/2020
Acquisition of Common Stock Pursuant to Director Award	235	11/16/2020
Acquisition of Common Stock Pursuant to Director Award	335	02/16/2021
Acquisition of Common Stock Pursuant to Director Award	167	02/16/2021
Acquisition of Common Stock Pursuant to Director Award	272	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	544	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	2,202	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	214	08/16/2021
Acquisition of Common Stock Pursuant to Director Award	428	08/16/2021
Acquisition of Common Stock Pursuant to Director Award	208	11/15/2021
Acquisition of Common Stock Pursuant to Director Award	417	11/15/2021
Acquisition of Common Stock[2]	325	02/11/2022
Acquisition of Common Stock Pursuant to Director Award	242	02/15/2022
Acquisition of Common Stock Pursuant to Director Award	485	02/15/2022

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MARTIN TURCHIN

(Through a Rabbi Trust Unless Otherwise Indicated)

Acquisition of Common Stock[3]	8,683	06/29/2020
Acquisition of Common Stock Pursuant to Director Award	406	08/17/2020
Acquisition of Common Stock Pursuant to Director Award	203	08/17/2020
Acquisition of Common Stock Pursuant to Director Award	235	11/16/2020
Acquisition of Common Stock Pursuant to Director Award	471	11/16/2020
Acquisition of Common Stock[3]	6,438	01/02/2021
Acquisition of Common Stock Pursuant to Director Award	167	02/16/2021
Acquisition of Common Stock Pursuant to Director Award	335	02/16/2021
Acquisition of Common Stock Pursuant to Director Award	1,073	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	2,202	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	536	05/17/2021
Acquisition of Common Stock Pursuant to Director Award	428	08/16/2021
Acquisition of Common Stock Pursuant to Director Award	214	08/16/2021
Acquisition of Common Stock Pursuant to Director Award	208	11/15/2021
Acquisition of Common Stock Pursuant to Director Award	417	11/15/2021
Acquisition of Common Stock[3]	6,751	01/03/2022
Acquisition of Common Stock Pursuant to Director Award	242	02/15/2022
Acquisition of Common Stock Pursuant to Director Award	485	02/15/2022

1 Represents shares of Common Stock acquired by Mr. Lichtenstein through a rabbi trust.

2 Represents shares of Common Stock received by Ms. McNiff in a distribution from a rabbi trust.

3 Represents shares of Common Stock received by Mr. Turchin in a distribution from a rabbi trust.

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SCHEDULE II

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

The following information is reprinted from the Company’s Form 10-K/A:

Security Ownership of Certain Beneficial Owners

The following table presents beneficial owners of more than 5% of the 80,468,304 shares of the Common Stock outstanding as of March 31, 2022, based on reports on Schedule 13D and Schedule 13G filed with the SEC on or prior to March 31, 2022.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	12,286,067	(1)	15.3%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	8,071,724	(2)	10.0%
GAMCO Investors, Inc. One Corporate Center, Rye, NY 10580	4,887,465	(3)	6.1%
Millennium Management LLC 399 Park Avenue, New York, NY 10022	4,323,063	(4)	5.4%

(1)	BlackRock, Inc. reported sole voting power with respect to 12,177,139 shares and sole dispositive power with respect to 12,286,067 shares. The foregoing information is according to Amendment No. 12 to a Schedule 13G dated March 11, 2022, and filed with the SEC on March 11, 2022.
(2)	The Vanguard Group reported sole voting power with respect to 0 shares, shared voting power with respect to 123,856 shares, sole dispositive power with respect to 7,889,612 shares, and shared dispositive power with respect to 182,112 shares. The foregoing information is according to Amendment No. 5 to a Schedule 13G dated February 9, 2022, and filed with the SEC on February 9, 2022.
(3)	Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., Associated Capital Group, Inc., MJG Associates, Inc. and GAMCO Investors, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 1,486,361 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 2,457,131 shares and sole dispositive power with respect to 2,485,231 shares. Teton Advisors, Inc. reported sole voting power and sole dispositive power with respect to 534,000 shares. GGCP, Inc. reported sole voting power and sole dispositive power with respect to 11,000 shares. Gabelli & Company Investment Advisers, Inc. reported sole voting power and sole dispositive power with respect to 326,273 shares. MJG Associates, Inc. reported sole voting power and sole dispositive power with respect to 24,400 shares, Gabelli Foundation, Inc. reported sole voting power and sole dispositive power with respect to 5,500 shares. Associated Capital Group, Inc. reported sole voting power and sole dispositive power with respect to 11,000 shares. Mario J. Gabelli reported sole voting power and sole dispositive power with respect to 3,700 shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing beneficial owners. Associated Capital Group, Inc., GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing beneficial owners other than Mr. Gabelli and Gabelli Foundation, Inc. All of the foregoing information is according to Amendment No. 58 to a Schedule 13D dated December 21, 2021 and filed with the SEC on December 22, 2021, and is inclusive of an aggregate amount of 1,924 shares issuable upon the conversion of the Company’s 2.25% Convertible Senior Notes held by the reporting entities.
II-1

(4)	Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander, reported sole voting power and sole dispositive power with respect to 0 shares and shared voting power and shared dispositive power with respect to 4,323,063 shares. The foregoing information is according to a Schedule 13G dated March 17, 2022, and filed with the SEC on March 18, 2022. According to the Schedule 13G, the shares reported beneficially owned are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC).

Security Ownership of Officers and Directors

The following table lists beneficial share ownership of Common Stock by the Company’s current Directors, and executive officers, as well as the number of shares beneficially owned by all of the current Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct. Amounts owned reflect beneficial ownership as of March 31, 2022.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Non-Employee Directors and the Executive Chairman
Kevin P. Chilton(2)	20,436	*
Thomas A. Corcoran(3)	107,301	*
James R. Henderson(4)	132,093	*
Warren G. Lichtenstein(5)	795,194	*
Lance W. Lord(2)	41,911	*
Audrey A. McNiff(6)	9,100	*
Martin Turchin(7)	126,452	*
Executive Officers
Eileen P. Drake(8)	336,131	*
Amy L. Gowder(9)	18,943	*
Daniel L. Boehle	69,658	*
John D. Schumacher	82,316
Arjun L. Kampani(10)	57,517	*
All Current Directors and Executive Officers as a group (11 persons)	1,739,535	2.2%

II-2

* Less than 1.0%

1)	Includes restricted share awards granted under the 1999 Equity and Performance Incentive Plan, the 2009 Equity and Performance Incentive Plan, the 2018 Incentive Plan, the 2019 Incentive Plan and shares owned outright.
2)	These shares are held in the name of the Rabbi Trust.
3)	Includes 103,602 shares held in the Thomas A. Corcoran TTEE U/A DTD 07/16/2001.
4)	Includes 83,986 shares held in the name of the Rabbi Trust.
5)	Includes 526,695 shares held in the name of the Rabbi Trust and 60,546 shares held through Steel Partners, Ltd. (“SPL”). Mr. Lichtenstein, as the CEO and sole director of SPL, may be deemed to beneficially own the shares of Common Stock owned directly by SPL. Mr. Lichtenstein disclaims beneficial ownership of such shares owned by SPL except to the extent of his pecuniary interest therein.
6)	Includes 3,988 shares held in the name of the Rabbi Trust.
7)	Includes 5,886 shares held in the name of the Rabbi Trust, 7,500 shares held in the name of Martin Turchin IRA Rollover, 3,000 shares held in the name of Peter Turchin Trust, 1,000 shares held in the name of Coulter Turchin Trust and 1,000 shares held in the name of Tyler Turchin Trust.
8)	Includes 216,871 shares held in the EPD 2018 Trust dated August 7, 2018.
9)	Ms. Gowder resigned as Chief Operating Officer effective April 29, 2022.
10)	Mr. Kampani resigned as General Counsel, Secretary and Senior Vice President, effective April 8, 2022.

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IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give the Steel Partners Group your proxy “FOR ALL” on the election of the Steel Nominees and in accordance with the Steel Partners Group’s recommendations on the other proposals on the agenda for the Special Meeting by taking these three steps:

●	SIGNING the enclosed GREEN proxy card,
●	DATING the enclosed GREEN proxy card, and
●	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GREEN voting form.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of the Steel Partners Group’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

GREEN PROXY CARD

AEROJET ROCKETDYNE HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF SPH GROUP HOLDINGS LLC AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THIS SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF AEROJET ROCKETDYNE HOLDINGS, INC.

P     R     O     X     Y

The undersigned appoints Warren G. Lichtenstein and Mark Harnett, and each of them, as attorneys and agents with full power of substitution to vote all shares of Common Stock of Aerojet Rocketdyne Holdings, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Special Meeting”) scheduled to be held at 9:00 a.m., local time, on June 30, 2022, at The Portofino Hotel & Marina, 260 Portofino Way, Redondo Beach, CA 90277.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to SPH Group Holdings LLC (“SPHG Holdings”) before the Special Meeting to the maximum extent that they are permitted to do so under applicable law.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with SPHG Holdings’ solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

[X] Please mark vote as in this example

SPHG HOLDINGS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1, “FOR ALL” ON PROPOSAL 2 AND “ABSTAIN” ON PROPOSAL 3.

1.

Proposal 1: The removal, without cause, of Eileen P. Drake, Kevin P. Chilton, Thomas A. Corcoran, James R. Henderson, Lance W. Lord, Audrey A. McNiff, Martin Turchin and Warren G. Lichtenstein as members of the Board of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

INSTRUCTIONS: TO VOTE “FOR”, “AGAINST” OR “ABSTAIN” FROM VOTING ON THE REMOVAL OF ALL THE ABOVE-NAMED DIRECTORS, CHECK THE APPROPRIATE BOX ABOVE.

2.

Proposal 2: The election of Warren G. Lichtenstein, Tina W. Jonas, Joanne M. Maguire, Aimee J. Nelson, Mark A. Tucker, Martin Turchin, Vice Admiral Mathias W. Winter, USN (Ret.) and Heidi R. Wood as members of the Board of the Company (each, a “Nominee” and collectively, the “Nominees”). This proposal is subject to the concurrent approval of Proposal 1.

☐ FOR ALL	☐ WITHHOLD ALL

INSTRUCTIONS: TO VOTE “FOR ALL” OR “WITHHOLD ALL” ON THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO APPROVE THE ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE “FOR ALL” BOX ABOVE AND WRITE THE NAME OF EACH SUCH NOMINEE YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:

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3.	Proposal 3: Adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 or Proposal 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IF NO BOX IS MARKED FOR PROPOSAL 1 AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

IF NO BOX IS MARKED FOR PROPOSAL 2 AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THIS PROXY WILL BE VOTED “FOR ALL” ON PROPOSAL 2 TO ELECT THE NOMINEES, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO VOTE FOR ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

IF NO BOX IS MARKED FOR PROPOSAL 3 AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THIS PROXY WILL BE VOTED “ABSTAIN” ON PROPOSAL 3 TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF PROPOSALS 1 AND 2.

GREEN PROXY CARD

AT THIS TIME, WE KNOW OF NO OTHER MATTERS THAT WILL BE BROUGHT BEFORE THE SPECIAL MEETING. SHOULD OTHER MATTERS PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING, INCLUDING ANY PROCEDURAL MATTERS, THIS GREEN PROXY CARD, WHEN DULY EXECUTED, WILL GIVE THE PROXIES NAMED HEREIN DISCRETIONARY AUTHORITY TO VOTE ON ALL SUCH OTHER MATTERS AND ON ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING TO THE MAXIMUM EXTENT THAT THEY ARE PERMITTED TO DO SO BY APPLICABLE LAW.

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.